                                                                   EXHIBIT 10.04

                              AT HOME CORPORATION
                              385 RAVENDALE DRIVE
                            MOUNTAIN VIEW, CA 94043



                                                                    June 4, 1996


To:  The Persons Signatory hereto

       Reference is made to the Term Sheet attached hereto regarding, among other things the equity securities of At Home Corporation ("@Home"), the stockholders agreement among us and certain arrangements relating to the distribution of the @Home services, all as more fully described in the Term Sheet.

       The Term Sheet contemplates that the agreements contained therein will be superseded by definitive agreements and instruments which will contain provisions incorporating and expanding upon the agreements set forth therein, together with other provisions customary in the case of transactions of this type, and such other provisions as are reasonable and appropriate in the context of the transactions contemplated hereby. Notwithstanding the foregoing, the parties expressly acknowledge and agree that the Term Sheet and this letter will constitute a binding agreement among them, subject to the terms and conditions set forth in this letter agreement and the Term Sheet, until such definitive agreements are executed and delivered. If such definitive agreements are not executed and delivered within 60 days from the date of this letter agreement, then the Term Sheet and this letter agreement shall constitute such definitive agreements. Each party hereto shall use commercially reasonable efforts to consummate the transactions contemplated by the Term Sheet, including, without limitation, the satisfaction of the respective conditions to the parties' obligations to consummate such transactions and the completion of such definitive agreements. Notwithstanding the foregoing, this letter agreement and the Term Sheet and the respective obligations of the parties hereunder shall terminate in the event that the Additional Investors (as defined in the Term Sheet) shall not have purchased shares hereunder on or before August 15, 1996, but such termination shall not in any way limit or restrict the right of any party hereto to pursue any and all of its remedies against any party hereto which fails to perform any of its obligations or commitments under this letter agreement or the Term Sheet.

       This letter agreement and the Term Sheet attached hereto, shall be governed by and construed in accordance with the laws of the State of New York (without regard to its laws pertaining to conflicts of law) applicable to agreements executed in and to be fully performed entirely in such state.

                                                                    June 4, 1996

       If the foregoing is acceptable to you, please execute the copy of this agreement in the space below, at which time this instrument will constitute a binding agreement among us.

                                             Very truly yours,

                                             AT HOME CORPORATION

                                             By: /s/ William R. Hearst, III
                                                 --------------------------
                                             Name:  William R. Hearst, III
                                             Title:  President

                                                                    June 4, 1996

ACCEPTED AND AGREED
this 4th day of June, 1996

       Each of the following executes this letter agreement only in its capacity as a Stockholder (as defined in the Term Sheet):

TCI INTERNET HOLDINGS, INC.                       COX TELEPORT PROVIDENCE, INC.


By: /s/Bruce W. Ravenel                           By: /s/David M. Woodrow
   ---------------------------------                 ---------------------------
Name:  Bruce W. Ravenel                           Name:  David M. Woodrow
Title:  President and Chief Executive Officer     Title:  Vice President


COMCAST PC INVESTMENTS, INC.                      KLEINER, PERKINS, CAUFIELD
                                                   & BYERS VII
                                                  By:  KPCB VII Associates, its
                                                         General Partner

By: /s/ Brian L. Roberts                          By: /s/ L. John Doerr
   ---------------------------------                 ---------------------------
Name:  Brian L. Roberts                           Name:  L. John Doerr
Title:  President                                 Title:  Partner

KPCB VII FOUNDERS FUND                            KPCB INFORMATION SERVICES
                                                  ZAIBATSU FUND II
By:  KPCB VII Associates,                         By:  KPCB VII Associates,
      its General Partner                               its General Partner

By: /s/ L. John Doerr                             By: /s/ L. John Doerr
   ---------------------------------                 ---------------------------
Name:  L. John Doerr                              Name:  L. John Doerr
Title:  Partner                                   Title:  Partner

                                                                    June 4, 1996

ACCEPTED AND AGREED
this 4th day of June, 1996

       Each of the following executes this letter agreement only in its capacity as a Cable Parent (as defined in the Term Sheet):

TCI INTERNET SERVICES, INC.                  TCI COMMUNICATIONS, INC.

By: /s/ Bruce W. Ravenel                     By: /s/ Brendan R. Clouston
   ---------------------------------            ---------------------------
Name:  Bruce W. Ravenel                      Name:  Brendan R. Clouston
Title: President and Chief                   Title: President and Chief
         Executive Officer                            Executive Officer


TCI CABLE INVESTMENTS INC.                   COMCAST CABLE COMMUNICATIONS, INC.


By: /s/ Brendan R. Clouston                  By: /s/ Brian L. Roberts
   ---------------------------------            ---------------------------
Name:  Brendan R. Clouston                   Name:  Brian L. Roberts
Title: President                             Title: Vice Chairman

COX COMMUNICATIONS, INC.


By: /s/ David M. Woodrow
   ---------------------------------
Name:  David M. Woodrow
Title: Senior Vice President

                                                                   EXHIBIT 10.04
                              AT HOME CORPORATION

                                  TERM SHEET

                                 JUNE 4, 1996



I.  GENERAL.
    -------

ISSUER: At Home Corporation ("@Home"), a Delaware corporation, the stockholders of which are TCI Internet Holdings, Inc., a Colorado corporation ("TCI Sub") and an indirect wholly owned subsidiary of Tele-Communications, Inc. ("TCI"), and certain affiliates of Kleiner, Perkins, Caufield & Byers, a California partnership ("KPCB"). The affiliates (each of which is a partnership of which KPCB VII Associates, a California limited partnership, is the general partner) of KPCB which purchased shares of @Home are hereinafter referred to collectively as the "KPCB Affiliates" and TCI Sub and the KPCB Affiliates are hereinafter referred to collectively as the "Founders."

BUSINESS:           @Home was formed primarily to engage in the business of
                    providing Internet connectivity service and Internet
                    "backbone" service. It is contemplated that such services
                    would include (without limitation) (i) direct connectivity to the Internet through the development, packaging,
                    marketing and distribution of a suite of branded Internet
                    connectivity services and certain branded applications,
                    including one or more custom browsers, for use by
                    subscribers and information providers, together with
                    connections to various on-line hosting services (such as
                    America Online, Prodigy, CompuServe and The Microsoft
                    Network) and information providers, both in the United
                    States and internationally (in countries where @Home is
                    capable of providing such service), (ii) directory services and navigation services to content created by third parties, provided, however, that it is not contemplated that @Home
                    --------  -------
                    would itself be a creator of content (other than with respect to content created as part of @Home's navigation services (such as the "video barker" and "templates" for the creation of navigation home pages), the aggregation and organization of content created by third parties and technological assistance to such third party creators), and
                    (iii) systems for (a) "backbone" transmission, (b) network management, and (c) billing and associated support functions
                    (collectively, the "@Home Services"). The @Home Services will be provided over cable, telephone or other wireline or wireless delivery systems which would be accessible by subscribers through personal computers and similar electronic devices (such as PDAs), set-top boxes, dedicated game platforms and other network termination devices.

FINANCING:          It is presently intended that @Home would commence business as a private company and initially finance its operations through strategic investment by third parties and internally generated working capital. At the earliest appropriate time (as determined by the Board of Directors based upon, among other things, market conditions and @Home's financing requirements), it is anticipated that @Home would make an initial public offering
                    ("IPO") of its Series A Common Stock and that the Series A
                    Common Stock would thereafter be listed and traded on a national securities market.


II.  PURCHASE OF SHARES.
     ------------------

CAPITALIZATION:/*/  Series A Common Stock:  75,000,000 shares authorized; no shares issued and outstanding.

                    Series B Common Stock: 7,700,000 shares authorized; no shares issued and outstanding.

                    Convertible Participating Preferred Stock, Series K (the "Series K Preferred Stock"): 693,883 shares authorized; 460,000 shares issued and outstanding, all of which are held by the KPCB Affiliates.

                    Convertible Participating Preferred Stock, Series T (the "Series T Preferred Stock"): 1,540,000 shares authorized; 1,540,000 shares issued and outstanding, all of which are held by TCI Sub.

                    Convertible Participating Preferred Stock, Series A (the "Series A Preferred Stock"): 3,008,730 shares authorized; no shares issued and outstanding.

                    Series Preferred Stock (blank check): 10,000,000 shares authorized; no series designated and no shares issued and outstanding.

                    The Series A Common Stock and the Series B Common Stock (together, the "Common Stock") are identical in all respects, except that the holders of shares of the Series B Common Stock (i) generally will be entitled to ten (10) votes per share on all matters with respect to which the holders of the Common Stock of @Home are entitled to vote, while the holders of the shares of Series A Common Stock will be entitled to one vote per share upon such matters and
                    (ii) will be entitled to elect the Series B Common Directors (as defined below). Except as may otherwise be required by the Delaware General Corporation Law (the "DGCL"), the holders of the Series A and Series B Common Stock will vote together as a single class on all matters. Each share of Series B Common Stock will be convertible at any time at the option of the holder into one share of Series A Common Stock.

                    Prior to the consummation of the purchase of the shares of Series A Preferred Stock by the Additional Investors described below, the Amended and Restated Certificate of Incorporation of @Home will be amended (as amended, the "Charter") to (i) effect a reverse split of the authorized and issued shares of Series K and Series T Preferred Stock on a 10 to 1 basis, (ii) establish the rights, designations and preferences of the Series A Preferred Stock, (iii) amend the rights, designations and preferences of the Series K Preferred Stock and Series T Preferred Stock to make such rights, designations and preferences identical to those of the Series A Preferred Stock, except as otherwise specifically provided herein,
                    (iv) amend the rights, designations and preferences of the Series K Preferred Stock to provide that the shares of Series K Preferred Stock will be convertible only into Series A Common Stock and (v) amend the rights, designations and preferences of the Convertible Preferred Stock in accordance with the provisions set forth opposite the caption "Rights of Holders of Convertible Preferred Stock following the IPO." In addition, simultaneously with the purchase by the Additional Investors, TCI Sub will exchange (the "TCI Exchange") 770,000 shares of its Series T Preferred Stock for 770,000 newly-issued shares of Series A Preferred Stock; the 770,000 shares of Series T Preferred Stock received by @Home in such exchange shall be cancelled and shall not be reissued as shares of Series T Preferred Stock and @Home will thereafter promptly file a certificate of retirement reducing the number of authorized shares of Series T Preferred Stock to 770,000 shares. The Series K Preferred Stock, the Series T Preferred Stock and the Series A Preferred Stock are herein sometimes referred to collectively as the "Convertible Preferred Stock." The shares of Convertible Preferred Stock and the shares of any series of Series Preferred Stock are hereinafter sometimes referred to collectively as the "Preferred Stock".

                    The shares of Series T Preferred Stock will be initially convertible at the option of the holder into shares of Series B Common Stock of @Home, at an initial conversion ratio of 10 shares of Series B Common Stock for each share of Series T Preferred Stock, subject to anti-dilution adjustments. The shares of Series K and Series A Preferred Stock will be initially convertible at the option of the holder into shares of Series A Common Stock of @Home, at an initial conversion ratio of 10 shares of Series A Common Stock for each share of Series K or Series A Preferred Stock, as the case may be, subject to anti-dilution adjustments. The anti-dilution adjustments for each series of Convertible Preferred Stock will be identical (other than with respect to the series of Common Stock into which such series of Convertible Preferred Stock is initially convertible).

                    The Series Preferred Stock would be issuable, from time to time, in one or more series, with such designations, preferences and relative participating, optional or other special rights, qualifications, limitations or restrictions as shall be stated in resolutions of the Board of Directors setting forth the designation thereof or in an amendment to the Charter establishing the terms of any such series of Preferred Stock.

                    Unless the Series K and Series A Directors (each as defined below) determine by a Supermajority Vote (as defined in Exhibit A) to the contrary, subject to the receipt of any required regulatory consents or approvals or the filing of any required notices with any governmental entities and the expiration of any waiting period related thereto, the holders of all shares of Series T, Series A and Series K Preferred Stock and any shares of any series of Series Preferred Stock then outstanding which are convertible into Common Stock will be required to convert such shares into shares of Series A Common Stock or Series B Common Stock (whichever series such shares are initially convertible into) in connection with @Home's initial public offering.

                    No shares of Series B Common Stock shall be issued, except upon conversion of shares of Series T Preferred Stock or other shares of Series Preferred Stock (which have been authorized in accordance with the provisions of Exhibit A) having the right to convert into shares of Series B Common Stock.

SECURITIES TO BE
PURCHASED BY
FOUNDERS
AND ADDITIONAL
INVESTORS:

                    Subject to the satisfaction or waiver of the conditions to closing specified below, (i) the KPCB Affiliates will purchase 233,883 additional shares of Series K Preferred Stock, (ii) TCI Sub will effect the exchange referred to above of 770,000 shares of Series T Preferred Stock for an equal number of shares of Series A Preferred Stock and will purchase an additional 783,000 shares of Series A Preferred Stock, (iii) Comcast PC Investments, Inc., a wholly owned subsidiary of Comcast Cable Communications Inc. ("Comcast Sub") will purchase 727,865 shares of Series A Preferred Stock and (iv) Cox Teleport Providence, Inc., a wholly owned subsidiary of Cox Communications, Inc. ("Cox Sub"), will purchase 727,865 shares of Series A Preferred Stock. The purchase price for such shares of Series K or Series A Preferred Stock, as the case may be, to be purchased shall be $10 per share. The shares theretofore purchased by the KPCB Affiliates and TCI Sub (other than the shares delivered by TCI Sub in the TCI Exchange), together with the additional shares to be purchased by the KPCB Affiliates and TCI Sub referred to above (including, without duplication, the shares received by TCI Sub in the TCI Exchange), shall be considered to be the aggregate number of shares of Convertible Preferred Stock originally purchased by such entity for all purposes herein (including, but not limited to, the calculation of such entity's "Original Amount").

                    Each of TCI Sub and KPCB will waive its preemptive rights under the Stockholders Agreement (as defined below) in connection with the proposed issuance and sale of shares of Series A Preferred Stock and the TCI Exchange. The additional shares purchased by TCI Sub and by the KPCB Affiliates referred to above and the shares purchased by Comcast Sub and Cox Sub are herein referred to as the "Additional Shares." The consummation of the purchases of Convertible Preferred Stock referred to above (the "Closing") will occur on a mutually agreed date occurring no later than the 10th day following the satisfaction or waiver of the conditions to Closing set forth below (other than any such conditions which are capable of being satisfied only as of the Closing), but in no event later than August 15, 1996 (such date, the "Closing Date").

                    Comcast Sub and Cox Sub are referred to herein collectively as the "Additional Investors," and individually as an Additional Investor. TCI Sub, Comcast Sub and Cox Sub are hereinafter referred to collectively as the "Cable Partners" and individually as a "Cable Partner." "Cable Parent" shall mean (i) TCI Internet Services, Inc. ("TCI Services"), TCI Communications, Inc. and TCI Cable Investments Inc. (TCI Communications, Inc. and TCI Cable Investments, Inc. (collectively, "TCIC") and TCI Services collectively being a single Cable Parent (of which TCI Sub is a wholly owned subsidiary of TCI Services)), (ii) Comcast Cable Communications, Inc. ("Comcast Cable"), and (iii) Cox Communications, Inc. ("CCI"). TCI, Cox Enterprises, Inc. ("CEI"), Comcast Corporation ("Comcast") and KPCB are hereinafter referred to collectively as the "Parents" and individually as a "Parent". Each Cable Partner, individually, and the KPCB Affiliates, collectively, are referred to as a "Stockholder", which term shall also include any transferee which is a member of such Stockholder's Stockholder Group acquiring securities in accordance with the provisions set forth in clause (iii) of the first sentence of the section captioned "Transfer Restrictions" contained herein which is, or is required to become, a party to the Stockholders Agreement. Each Stockholder and (except as to KPCB) its Cable Parent, together with their respective Controlled Affiliates, is hereinafter referred to collectively as a "Stockholder Group". A chart outlining the foregoing relationships is attached hereto as Schedule 1. A "Controlled Affiliate" of any Person shall be any corporation, partnership or other entity which is Controlled by such Person; provided,
                                                               --------
                    however, that @Home  will not be deemed to be a Controlled
                    -------
                    Affiliate of any Parent or such Parent's Controlled Affiliates. The term "Control" shall mean the direct or indirect power to direct the management and policies of any Person, whether through the ownership of voting securities, by contract, management agreement or otherwise.

OWNERSHIP:          Assuming consummation of the purchase of Additional Shares by each of Comcast Sub and Cox Sub, and the purchase of the Additional Shares by TCI Sub and the KPCB Affiliates, the ownership of the outstanding equity interests of @Home
                    (determined after giving effect to the issuance of up to 6.5 million shares of Series A Common Stock or common stock equivalents to management as incentive compensation (the
                    "Management Pool Shares")) would be as set forth on Schedule
                    2 hereto. As a condition to the grant of Management Pool
                    Shares, certain recipients thereof (who shall (i) be executive officers of @Home and (ii) hold in the aggregate no less than 50.1% of the outstanding shares of Series A
                    Common Stock) will be required to enter into an agreement with @Home pursuant to which each such holder will agree
                    (and will agree to cause any transferee of its shares to agree as a condition of any such transfer) that, with respect to any matter upon which the vote of the holders of Series A Common Stock is required under Section
                    242(b) of the DGCL prior to the consummation of @Home's IPO, such holder will cast all votes attributable to its shares in the same proportion as the holders of the Convertible
                    Preferred Stock (or if there are no such shares outstanding, the Series B Common Stock) cast their votes upon such matter.

CLOSING CONDITIONS: The obligations of each of @Home, the Founders and the
                    Additional Investors to consummate the transactions contemplated hereby are subject to the satisfaction at or prior to the Closing of each of the following conditions available to such Person, any or all of which may be waived in whole or in part by such party, to the extent permitted by applicable law:

                    1.   Amendment of Charter.  The Amended and Restated
                         --------------------
                         Certificate of Incorporation of @Home shall have been amended as contemplated by this Term Sheet, and the form and terms of such amendments shall be reasonably satisfactory to each of @Home, the Founders and the Additional Investors, and the Charter shall have been filed with the Delaware Secretary of State in accordance with the DGCL and become effective under the DGCL.

                    2.   Amendment of By-Laws.  The By-Laws of @Home shall have
                         --------------------
                         been amended as contemplated by this Term Sheet, and the form and terms of such amendments shall be reasonably satisfactory to each of @Home, the Founders and the Additional Investors.

                    3.   Receipt of Governmental Approvals and Consents.  All
                         ----------------------------------------------
                         governmental consents as are required in connection with the consummation of the transactions contemplated hereby as to each of @Home, the Founders and the Additional Investors shall have been obtained and shall be in full force and effect and all governmental filings as are required in connection with the consummation of such transactions shall have been made, and all waiting periods, if any, applicable to the consummation of such transactions imposed by any governmental entity shall have expired, other than those which, if not obtained, in force or effect, made or expired (as the case may be) would not, either individually or in the aggregate, have a material adverse effect on the transactions contemplated hereby.

                    4.   No Unsatisfied Conditions.  All other conditions herein
                         -------------------------
                         with respect to the obligation of each of @Home, the Founders and the Additional Investors to consummate the issuance and sale of the shares contemplated hereby shall have been satisfied or waived by such party.

                    5.   Additional Matters.  Each person purchasing @Home
                         ------------------
                         securities hereunder shall have received (i) an instrument containing such representations and (ii) such closing certificates, in each case as may be customary in transactions of this nature.

                    6. Each of the parties hereto shall have performed all of its obligations and commitments hereunder including, without limitation, those required to be performed at the Closing.

                    In addition, it shall be a further condition of the obligations of Cox Sub and Comcast Sub to close that no actions have been taken by @Home (other than any actions relating to the amendments to the Charter provided for in the following paragraph), which actions, if taken after the Closing, would have required the consent or approval of one or more of the Additional Investors (as if the Closing had occurred and such Additional Investors were then Stockholders) or the .Com Committee, without the consent or approval of such of TCI Sub, KPCB, Comcast Sub and/or Cox Sub (or their respective designees on the Board of Directors) or the .Com Committee as would have been required had the Closing occurred. Each of TCI Sub and KPCB agrees to cause @Home not to take any of such actions described in the previous sentence without such consent or approval (to the extent required).

                    Notwithstanding the foregoing, prior to the Closing, TCI Sub and KPCB shall be entitled to purchase up to 783,000 additional shares of Series T Preferred Stock and 233,883 additional shares of Series K Preferred Stock, respectively, on the terms described herein (determined after giving effect to the amendments to the Amended and Restated Certificate of Incorporation of @Home described herein), the purchase of which shares shall reduce the obligation of such parties to purchase shares from @Home at the Closing on a share-for-share basis and, in the case of TCI Sub, which shares of Series T Preferred Stock shall be exchanged on a share-for-share basis as part of the TCI Exchange at the Closing for shares of Series A Preferred Stock (such purchase, the "Interim Financing").


III. RIGHTS, DESIGNATIONS AND PREFERENCES OF CONVERTIBLE PREFERRED
     --------------------------------------------------------------
     STOCK TO BE SET FORTH IN THE CHARTER.
     ------------------------------------

RANKING:            The shares of Convertible Preferred Stock will rank pari
                                                                        ----
                    passu with the shares of any series of Series Preferred
                    -----
                    Stock which is not by its terms made senior to the Convertible Preferred Stock, and senior to all other classes and series of capital stock of @Home, with respect to, as applicable, (y) payments upon the liquidation, dissolution or winding up of @Home and (z) the payment of dividends or the making of distributions on, or the repurchase or redemption of, any other shares of capital stock of @Home.
                    In addition to the approval right of the holders of Convertible Preferred Stock to be set forth in the Charter, the

                    By-Laws of @Home will provide that, without the approval by a Supermajority Vote of the Series K and Series A Directors (as defined below) (such approval, a "Supermajority Approval"), @Home will not create, designate or issue any class or series of capital stock having voting rights senior to those of the holders of the Series A Preferred Stock or Series K Preferred Stock (any such capital stock, the "Special Voting Stock"). A class or series of capital stock shall be deemed to be Special Voting Stock if the holders of such security (x) are entitled to more than one vote per share when voting with the holders of the Common Stock or
                    (y) are entitled to vote as a separate class or series upon any matter presented to stockholders of @Home, other than
                    (i) as required by Section 242(b) of the DGCL, (ii) with respect to the creation or issuance of any other class or series of capital stock which is to rank senior to such capital stock as to liquidation rights and rights relating to dividends, distributions, repurchases and redemptions,
                    (iii) with respect to amendments to the terms or provisions of such securities, or (iv) such additional matters as would be customary or appropriate in the context of the issuance of such class or series of capital stock in a financing transaction with a third party (as opposed to a strategic transaction) in light of the circumstances under which such financing transaction is being consummated. Subject to the requirements of this paragraph, it is intended that the Board of Directors would be entitled to create, designate and issue shares of Series Preferred Stock which rank senior to or pari passu with the Convertible Preferred Stock as to
                          ---- -----
                    liquidation rights and rights relating to dividends, distributions, repurchases and redemptions. Notwithstanding anything herein contained, no capital stock of @Home, the issuance of which would, in accordance with Exhibit A, require a Unanimous Vote of the Series K and Series A Directors, shall be issued without such Unanimous Vote of the Series K and Series A Directors.

LIQUIDATION         Subject to the rights of any holders of capital stock
PREFERENCE:         ranking senior to ("Senior Stock") or pari passu with
                                                          ---- -----
                    ("Parity Stock") the Convertible Preferred Stock, upon any liquidation, dissolution or winding up of @Home, the holders of the Convertible Preferred Stock, with equal priority
                    among shares of Series A, Series K and Series T Preferred
                    Stock, shall be entitled to receive from assets available
                    for distribution to stockholders, before any payment or
                    distribution to holders of any capital stock which is not
                    expressly made senior or pari passu with the Convertible
                                             ---- -----
                    Preferred Stock ("Junior Stock"), an amount in cash (and to the extent sufficient cash is not available for such payment, property at its fair market value) per share, equal to the Liquidation Price of a share of Convertible Preferred
                    Stock as of the date of payment or distribution. The
                    "Liquidation Price" of any share of Convertible Preferred
                    Stock as of any date will be the sum of (i) the Issue Price
                    (which initially will be the $10 per share purchase price of the Convertible Preferred Stock, and shall be appropriately adjusted in the event of stock splits, reverse splits or similar events affecting the Convertible Preferred Stock), plus (ii) an amount equal to all dividends which have theretofore been declared on such shares of Convertible Preferred Stock, but which are unpaid as of the determination date.

DIVIDEND RATE AND
PAYMENT DATES:      The dividend rate on the Convertible Preferred Stock, with equal priority among shares of Series A, Series K and Series
                    T Preferred Stock, will be 10% per annum of the Issue Price.
                    Dividends (the "Preferred Dividend") will be payable quarterly in cash as, when and if declared by the Board of Directors of @Home (the "Board") in its discretion, and shall not cumulate. Following the declaration and payment of the Preferred Dividend for any quarter, and subject to the provisions of this paragraph, @Home shall be permitted to declare and pay dividends on any Junior Stock; provided, however, that in addition to the foregoing quarterly dividend, the holders of the Convertible Preferred Stock, with equal priority among shares of Series A, Series K and Series T Preferred Stock, shall be entitled to receive as an additional dividend (a "Participating Dividend") the amount of any dividend or any other distribution which is declared and paid or made on the Junior Stock. In the event the Junior Stock receiving such dividend is Common Stock (or another security which is convertible into or exercisable or exchangeable for Common Stock), the Participating Dividend will equal the amount to be paid per share of Common Stock or equivalent multiplied by the number of shares of Common
                    Stock into which a share of Convertible Preferred Stock is then convertible. In the event the Junior Stock receiving such dividend is a security other than Common Stock (and which is not convertible into or exercisable or exchangeable for Common Stock), the amount of the Participating Dividend shall be an amount per share equal to the dividend to be paid on each share of Junior Stock multiplied by a fraction, the numerator of which is the Liquidation Price and the denominator of which is the lowest of (x) the liquidation price (if any), (y) the redemption price (if any) and (z) the issue price (as adjusted for stock splits, stock dividends and the like), of a share of such Junior Stock.

                    So long as any shares of Convertible Preferred Stock are outstanding and dividends on such shares of Convertible Preferred Stock have not been (or are not contemporaneously) declared and paid in full for the two immediately preceding quarters, no dividends shall be declared or paid upon any Parity Stock; provided, however, that a dividend may be
                                  --------  -------
                    declared and paid during any quarter (regardless of whether such dividends have been paid for any preceding quarter) pro rata with respect to the Convertible Preferred Stock and Parity Stock then outstanding such that the amounts of any dividends declared per share on the Convertible Preferred Stock and such Parity Stock shall in all cases bear to each other the same ratio that the Preferred Dividend (assuming such dividend had been declared by the Board) and, if applicable, any Participating Dividend per share of Convertible Preferred Stock for such current quarter and dividends on shares of such other Parity Stock for such quarter (excluding any accumulated or accrued dividends on such Parity Stock) bear to each other.

                    If the Preferred Dividend and any Participating Dividend have not been declared and paid for the then-current quarter, then, with respect to such then-current quarter, @Home shall not (i) declare or pay any dividend on, or make any distribution with respect to, any Junior Stock or (ii) repurchase, redeem, or otherwise acquire any shares of Junior Stock (or options, warrants or other rights to acquire Junior Stock), other than the repurchase, redemption or other acquisition of such shares (or options, warrants or other rights to acquire such shares) from employees, directors or consultants pursuant to repurchase or redemption rights contained in the instrument pursuant to which such securities were originally issued.

VOTING RIGHTS:      Holders of Convertible Preferred Stock will be entitled to notice of and to attend all meetings of stockholders of @Home. The Charter will provide that, except as otherwise required by the DGCL, the holders of Convertible Preferred
                    Stock will be entitled to vote together, as a single class and on an as-converted basis (in the case of the Series K and Series A Preferred Stock, into Series A Common Stock, and in the case of the Series T Preferred Stock, into Series
                    B Common Stock), with the holders of the Common Stock and any other series of Series Preferred Stock entitled to vote thereon upon any matters presented to the holders of the Common Stock for their approval or consent, including, but not limited to, the election of directors (other than those directors to be elected by the holders of the Convertible
                    Preferred Stock).

RIGHTS OF HOLDERS
OF CONVERTIBLE
PREFERRED STOCK
FOLLOWING THE IPO:  The Charter will provide that in the event the Series K and
                    Series A Directors determine by a Supermajority Vote not to require all shares of Convertible Preferred Stock to be converted into Common Stock in connection with the IPO, then, unless the Series K and Series A Directors have also determined by a Supermajority Vote not to implement the following changes in the Convertible Preferred Stock, then upon the IPO the rights, designations and preferences of the Convertible Preferred Stock will be changed as follows: (i) the Liquidation Price of a share of Convertible Preferred Stock shall be reduced to $.01 per share, and, following the payment in full of all amounts owing to the holders of securities (including the Convertible Preferred Stock) ranking senior to the Common Stock, the holders of the Convertible Preferred Stock shall be entitled to share ratably, on an as-converted basis, with the holders of the Common Stock as to any amounts remaining for distribution to such holders upon the liquidation, dissolution or winding up of @Home and (ii) the Preferred Dividend shall be terminated and cease to exist, and thereafter the holders of Convertible Preferred Stock shall be entitled only to receive dividends, on an as-converted basis, when, as and if such dividends are declared and paid on the Common Stock. Except as provided above, the other rights, designations and preferences of the Convertible Preferred Stock set forth herein shall remain unchanged.


CONVERTIBLE
PREFERRED
STOCK DIRECTORS:    So long as there remain outstanding at least 250,000 shares of Series K Preferred Stock, the holders of the Series K
                    Preferred Stock shall be entitled to elect one member of the
                    Board of Directors (the "Series K Director").  So long as
                    there remain outstanding at least 500,000 shares of the
                    Series T Preferred Stock, the holders of the Series T
                    Preferred Stock shall be entitled to elect two members of
                    the Board of Directors (the "Series T Directors"), provided,
                                                                       --------
                    that at any time that there remain outstanding less than
                    500,000 shares of Series T Preferred Stock, then so long as there remain outstanding at least 250,000 shares of Series T
                    Preferred Stock, the holders thereof will be entitled to
                    elect one Series T Director.  The holders of Series A
                    Preferred Stock shall be entitled to elect a total of five directors (each, a "Series A Director"); provided, however,
                                                             --------  -------
                    that with respect to Comcast Sub and Cox Sub, each such
                    holder shall be entitled to elect a director only so long as it beneficially owns at least 250,000 shares of Series A
                    Preferred Stock; and provided, further, that TCI Sub shall
                                         --------  -------
                    be entitled to elect three directors only so long as it
                    beneficially owns at least 750,000 shares of Series A
                    Preferred Stock; and if TCI Sub ceases to beneficially own at least 750,000 shares of Series A Preferred Stock, then it shall be entitled to elect two directors until such time as it ceases to beneficially own at least 500,000 shares of
                    Series A Preferred Stock, and if it thereafter ceases to own at least 500,000 such shares, it shall be entitled to elect one director so long as it beneficially owns at least
                    250,000 shares of Series A Preferred Stock.  In the event
                    that Comcast Sub, Cox Sub or TCI Sub should cease to be
                    entitled to elect a Series A Director (or, in the case of
                    TCI Sub, shall become entitled to elect a lesser number of such directors), then the total number of Series A Directors shall be appropriately reduced.  With respect to the
                    foregoing Series A Preferred Stock ownership requirements, the references to Comcast Sub, Cox Sub and TCI Sub as a
                    holder of Convertible Preferred Stock shall be deemed to
                    include transferees which are members of their respective
                    Stockholder Groups.  The Charter will also provide that so long as TCI Sub is entitled to elect a majority of the
                    Series A Directors, the Series A Directors will be the
                    Special Directors (as defined below) and will be entitled to the special approval rights of the Special Directors with
                    respect to actions by the Board of Directors as described
                    opposite the caption "Management - Governance."  The Series
                    K Director, the Series T Directors and the Series A
                    Directors are hereinafter sometimes referred to collectively
                    as the "Preferred Stock Directors."   So long as TCI Sub is
                    entitled to elect a majority of the Series A Directors to the Board, the term "Special Directors" as used herein shall refer exclusively to the Series A Directors. At such time as TCI Sub is no longer entitled to elect a majority of the Series A Directors, then so long as TCI Sub beneficially owns securities of @Home constituting a majority of the outstanding voting power of @Home on an as-converted into Series A Common Stock or Series B Common Stock (whichever series into which such shares are initially convertible) basis and is entitled to elect any Series B Common
                    Directors, such Series B Common Directors shall be the
                    "Special Directors." The right of the holders of Convertible
                    Preferred Stock to elect the Preferred Stock Directors shall be in addition to their right to vote, on an as-converted basis (in the case of the Series K and Series A Preferred
                    Stock, into Series A Common Stock and in the case of the Series T Preferred Stock, into Series B Common Stock), with the holders of the Common Stock and any other series of Series Preferred Stock so entitled to vote, together as a single class, in the election of all other members of the Board.

SERIES B COMMON
DIRECTORS:          The Charter will provide that at any time following
                    @Home's IPO at which (x) there are not less than 3,850,000 shares of Series B Common Stock outstanding, (y) there are no shares of Series T Preferred Stock outstanding and (z) the holders of the Series A Preferred Stock are not entitled to elect any Series A Directors, then the holders of the Series B Common Stock will be entitled to elect (voting as a separate series) two directors to the Board of Directors
                    (the "Series B Common Directors"). The right of the holders of the Series B Common Stock to elect the Series B Common
                    Directors shall be in addition to their right to vote with the holders of the Series A Common Stock and any series of Series Preferred Stock so entitled to vote, together as a single class, in the election of all other members of the Board.

SPECIAL CONVERTIBLE
PREFERRED STOCK

VOTING RIGHTS:      So long as any shares of Convertible Preferred Stock remain outstanding, @Home shall not, without first obtaining the affirmative vote (or, except with respect to clause (iii) below, the written consent) of the holders of not less than a majority of the outstanding shares of the Convertible
                    Preferred Stock, voting together as a single class:

                    (i) adopt, amend, alter or repeal any provision of the Charter or any resolution of the Board of Directors or any other instrument establishing and designating the Convertible Preferred Stock, any series of Series Preferred Stock or any Common Stock and determining the relative rights and preferences thereof, so as to effect any adverse change in the rights, privileges, powers or preferences of the holders of the Convertible Preferred Stock;

                    (ii) create, designate or issue any capital stock which is Special Voting Stock;

                    (iii) (a) consolidate with, or merge with or into, any person or entity or enter into a binding share exchange or similar transaction with any person (other than a merger of @Home with a wholly owned subsidiary thereof which does not effect a change in the capital stock of @Home), (b) dispose of assets or properties in one transaction or a series of related transactions having an aggregate value in excess of 50% of the fair market value of the consolidated assets of @Home, or (c) consent to any liquidation, dissolution or winding up of @Home or any of its material subsidiaries; or

                    (iv) (a) declare or pay any dividend on, or make any distribution to holders of, Junior Stock or equity securities of any subsidiary of @Home or (b) purchase, redeem or otherwise acquire for value any Junior Stock or equity securities of any subsidiary of @Home or any options, warrants or other rights to acquire such securities (other than the repurchase by @Home pursuant to repurchase rights contained in the instrument pursuant to which such securities were originally granted of shares of Junior Stock or options, warrants or other rights to acquire shares of Junior Stock, issued to employees, directors or consultants of @Home).

                    Any approval obtained with respect to any matter described in clause (iii) above shall not be valid unless such matter shall have been presented to the holders of the Convertible Preferred Stock for a vote at a meeting held on not less than thirty (30) days' prior written notice, which notice shall have described in detail each such matter to be voted upon.

ANTI-DILUTION
RIGHTS: The "conversion ratio" of the Convertible Preferred Stock shall be proportionately adjusted in the event of any stock split, reverse split, combination, reclassification or similar event.


IV.   REGISTRATION RIGHTS AGREEMENT
      -----------------------------

@Home and the Stockholders agree that upon the Closing, the existing Registration Rights Agreement shall be deemed amended to provide that each Stockholder and the members of its Stockholder Group shall have the following rights to require (i) the shares of Series A Common Stock (or other securities) (the "Conversion Shares") (x) issued or issuable upon conversion of the shares of Series B Common Stock issuable upon conversion of the shares of Series T Preferred Stock or (y) issued or issuable upon conversion of the shares of Series K or Series A Preferred Stock, or (ii) any other shares of Series A Common Stock (including those shares issued or issuable upon exercise or conversion of any securities exercisable for or convertible into shares of Series A Common Stock) howsoever acquired by such Stockholder's Stockholder Group, to be registered under the Securities Act of 1933, as amended (the "Securities Act"); provided, that in connection with any sale pursuant to such a registration, the applicable Stockholder shall be required to convert all shares to be sold into shares of Series A Common Stock immediately prior to the closing of such sale:

                    (i) Commencing on or after the first anniversary of the closing date of the IPO, TCI Sub shall be entitled to four demand registrations, Comcast Sub shall be entitled to two demand registrations, Cox Sub shall be entitled to two demand registrations, and KPCB shall be entitled to two demand registrations. Immediately following the receipt of any request to exercise a demand registration, @Home shall notify each other Stockholder, and each such other Stockholder shall be entitled to join in such demand (the Stockholder originally initiating such demand (the "Original Initiating Holder"), together with any other Stockholders joining therein, are hereinafter referred to collectively as the "Initiating Holders"). In the event that any shares requested to be registered are required to be excluded from such registration, the determination of the number of shares to be excluded from each Initiating Holder shall be made pro rata in relation to the number of shares requested to be registered. Provided that at least 75% of the shares requested to be registered by the Original Initiating Holder are included in such registration, such Original Initiating Holder shall be deemed to have utilized one of its demand registration rights in respect thereof. The Initiating Holders other than the Original Initiating Holder shall not be deemed to have exercised a demand right, but instead shall be deemed to have exercised their piggyback registration rights; provided, however, that for purposes of determining
                          --------  -------
                          the expenses of registration to be paid by the selling Stockholders, such registration shall be considered a demand registration. The shares requested to be registered by the Initiating Holders shall have priority over the shares requested to be registered by @Home or by any other holder, in that @Home or such other holder shall not be permitted to include shares in such registration if the effect of such inclusion would be to cause any of the shares requested to be registered by the Initiating Holders to be excluded from such registration. @Home shall use its commercially reasonable efforts to keep the registration statement with respect to any such demand registration effective until the first to occur of the sale of all shares subject to such registration or 120 days following the effectiveness of such registration statement.

                    (ii) Subject to the priorities set forth above and to any "holdback" provisions agreed to between @Home and the managing underwriter, following the date the IPO is consummated, the Stockholders will have unlimited piggyback registration rights with respect to all primary and secondary registrations of equity securities of @Home (other than any "shelf registration" or registrations on Forms S-8 or S-4).

                    The foregoing registration rights will be subject to customary terms and conditions, including certain "holdback" provisions, if so requested by the managing underwriter. So long as the Original Initiating Holder is seeking to register not less than 250,000 (the "Minimum Demand

                    Shares") Equivalent Shares (as defined below), then all expenses of the registrations described in clause (i) above, including securities and blue sky filing fees, the fees and disbursements of a single counsel for the selling stockholders, and printing, accounting and other customary expenses, shall be borne by @Home; provided, that
                                                       --------
                    underwriting discounts and commissions and any transfer taxes attributable to the shares sold by the selling stockholders shall be borne by the stockholders selling shares in such offering. In the event that the Original Initiating Holder is seeking to register less than the Minimum Demand Shares, then all such expenses (as well as the fees and expenses of counsel to @Home) shall be borne by such Initiating Holders in proportion to their pro rata share of the number of shares with respect to which such Initiating Holders have requested registration. In connection with any registration pursuant to clause (ii) above, the stockholders selling shares in such offering shall pay the underwriting discounts and commissions and any transfer taxes attributable to the shares sold by the selling stockholders and shall pay their pro rata share of the incremental registration filing fees attributable to their shares being registered, and shall be responsible for the fees and disbursements of counsel to the selling stockholders. The term "Equivalent Shares" shall mean shares of Series A Common Stock theretofore issued upon conversion of shares of Convertible Preferred Stock (or Series B Common Stock, as applicable) and shares issuable upon the conversion of then outstanding shares of Convertible Preferred Stock (or Series B Common Stock, as applicable).

                    Notwithstanding the foregoing, the exercise of a Stockholder's registration rights hereunder shall be subject to the other Stockholders' Right of First Offer, unless specifically exempted therefrom in accordance with the terms thereof. In addition, notwithstanding the foregoing, TCI Sub will not be deemed to have exercised a demand registration right in the event that it makes the IPO Election (as defined below) in response to an exercise of the KPCB Put or the Cable Put.


V.  MANAGEMENT.
    ----------

GOVERNANCE:         The business of @Home will be managed and controlled by the
                    Board; subject, however, to the approval rights of the
                           -------  -------
                    Special Directors specified herein and the special approval requirements of the Series K and Series A Directors set forth in Exhibit A. It is anticipated that the Board would meet quarterly, and/or establish a regular meeting schedule.
                    The By-laws of @Home will provide that (i) (a) any director who is an officer or director of, or otherwise affiliated with or is elected or appointed by, (1) a holder of any series of Preferred Stock (including the Convertible
                    Preferred Stock) or an affiliate of such holder or (2) any holder of more than 5% of the voting power of @Home (on an as-converted into Common Stock (whichever series such security is initially convertible into or exercisable or exchangeable for) basis) or an affiliate of such holder (any such holder or affiliate referred to in clauses

                    (1) or (2), a "Related Party") must abstain from voting with respect to a Related Party Transaction involving such Related Party, and (b) in the event that a majority of the Special Directors would be required to abstain from voting on such Related Party Transaction, then the separate approval of the Special Directors shall not be required with respect to the taking of any action regarding such Related Party Transaction and (ii) those matters listed on Exhibit A hereto must be approved by the percentage of Series K and Series A Directors specified therein, in accordance with the By-Laws and the special procedures set forth in Exhibit A. Any such Related Party Transaction must be approved by a majority of the Series A Directors, Series T Directors and Series K Directors not required to abstain from voting with respect thereto in accordance with the provisions of the previous sentence. The term "Related Party Transaction" shall mean any transaction between @Home and a Related Party; provided, however, that the following transactions
                           --------  -------
                    will not be Related Party Transactions: (i) the entering into and performance under agreements listed on Schedule X attached hereto; (ii) any transaction or series of related transactions, that (x) are in the ordinary course of business, (y) are on arms' length terms, and (z) involve an aggregate amount that is less than $1,000,000; (iii) transactions in which all of the Series A Directors would otherwise be required to abstain, which transaction is approved by each Cable Partner; (iv) the entering into of LCO Agreements (as defined below) and other agreements for the provision of ancillary or related services by @Home, between a Related Party and its affiliates, on the one hand, and @Home, on the other hand, provided that the terms of such LCO Agreements or such other agreements are no more favorable to such Related Party and its affiliates than the terms of similar agreements then currently offered by or generally available from @Home to each other Cable Parent and its Controlled Affiliates (without regard to the size (through volume discounts or otherwise) or identity of such Cable Parent or its ownership of @Home securities); and (v) the entering into or performance under any .Com Agreement or Promotional Agreement. For purposes of determining whether any person is a Related Party, for purposes of the definition of a Related Party Transaction, and with respect to the entering into of .Com Agreements or Promotional Agreements as provided in the following section, the term "affiliate" shall mean, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person; provided, that (i)
                                                            --------
                    any Person owning, directly or indirectly, in excess of 25% of the equity interests (on a fully diluted basis) of any other Person shall be deemed to control such other Person,
                    (ii) @Home will not be deemed to be an affiliate of any Parent or such Parent's affiliates and (iii) the Microsoft Network, L.L.C. ("MSN") will be deemed a Related Party of TCI Sub so long as an affiliate of TCI Sub retains substantially all of its current ownership interest in MSN.

CONTENT PROVIDER
AGREEMENTS:         @Home acknowledges and agrees that its policy and practices with respect to its willingness to negotiate and enter into all .Com Agreements and all Promotional Agreements with content providers that meet @Home's reasonable standards relating to obscene or offensive material, is one of openness and non-exclusion, regardless of the identity of such content provider and its relationship with @Home, and that it is in the best interest of @Home and its stockholders for @Home to enter into as many such agreements as is practicable. The terms and conditions of .Com
                    Agreements and Promotional Agreements shall not take into account the identity of the affiliates or associates of such content provider nor shall the identity of the affiliates or associates of any such content provider result in either the exclusion of such content provider or such content provider gaining promotion at the expense of others. Therefore, because the Parents and the Cable Parents each have significant investments in a wide variety of content providers and do not want such content providers' ability to obtain carriage and promotion on the @Home Services to be unfairly advantaged or disadvantaged, the parties have determined that the entering into of .Com and Promotional
                    Agreements shall not be considered Related Party
                    Transactions regardless of the ownership of such content provider or its relationship with any Stockholder or such Stockholder's affiliates, but that the entering into of such agreements shall be governed by the following procedure.

                    The execution, delivery and performance of any .Com Agreement or Promotional Agreement between a Related Party or its affiliates, on the one hand, and @Home or its affiliates, on the other hand, may be approved by @Home pursuant to any of the following methods (a) approval by the authorized officers of @Home (without the approval of the Board of Directors) to the extent such agreement contains @Home's standard terms and conditions for agreements of that sort to the extent such standard terms and conditions exist (i.e., the applicable @Home "rate card"), (b) approval by a majority vote of the ".Com Committee" or (c) approval by all of the Series A Directors. The Cable Parent which is or whose affiliate is, such Related Party shall be entitled to select which of the foregoing methods pursuant to which such approval will be sought, or if more than one method is to be sought, the priority therefor. The .Com Committee shall be a committee of the Board and shall consist of (i) the CEO,
                    (ii) the Series K Director (if any), (iii) Will Hearst and James Barksdale (so long as such persons are directors and are not affiliated with a Cable Parent or any of its Controlled Affiliates other than @Home), (iv) following the IPO, those "outside directors" appointed to the .Com Committee by a Supermajority Vote of the Series A and Series K Directors, and (v) such other directors as may be approved from time to time by a Unanimous Vote of the Series A and Series K Directors. All decisions of the .Com Committee shall be made in accordance with the policies and provisions of the preceding paragraph. A Stockholder whose .Com Agreement or Promotional

                    Agreement has been disapproved by the .Com Committee or the Board of Directors pursuant to (b) or (c) above, as the case may be, shall be entitled to a written explanation from the members of the .Com Committee or the Board of Directors, as the case may be, voting against such approval. Nothing contained in this section shall limit the right of the Directors under applicable law to inspect any .Com Agreements or Promotional Agreements.

SPECIAL DIRECTORS
APPROVAL RIGHT:     The Charter will provide generally that, so long as the
                    conditions relating to Special Directors set forth opposite the caption "Convertible Preferred Stock Directors" are
                    satisfied, any action or approval by the Board of Directors shall require the approval of both (i) either (x) a majority of the members of the Board present at a meeting at which
                    there is a quorum or (y) a written consent to such action
                    executed by all of the members of the Board of Directors,
                    and (ii) a majority of the total number of Special
                    Directors; provided, however, that the approval of the
                               --------  -------
                    Special Directors shall not be required in connection with the approval of (x) any Related Party Transaction in which a majority of the Special Directors are required to abstain from voting or (y) any of the actions specified in Exhibit A
                    (provided that such actions have been approved in accordance with the other terms set forth herein). Such approval may be evidenced by the affirmative vote of such Special
                    Directors (i) at the Board meeting at which such action is approved, (ii) by written consent of the Board executed by such Special Directors or (iii) by a separate approval granted at a meeting of the Special Directors or by written consent.

                    References herein to actions approved, taken or consented to by the Board shall be deemed to refer to actions which have been approved, taken or consented to by the Board and which have also received the approval or consent of a majority of the total number of the Special Directors, to the extent required.

REVISED BUSINESS
PLAN AND BUDGETS:   Prior to the date hereof, the Board has adopted an initial business plan covering the initial three fiscal years of @Home, including an actual budget ("Actual Budget") for the first such fiscal year and projected budgets for the following two such fiscal years ("Projected Budgets").
                    Prior to the start of each fiscal year after the first fiscal year of the initial business plan, management of @Home will prepare and the Board would approve, a revised business plan for the succeeding three fiscal years which would include an Actual Budget for the next fiscal year and Projected Budgets for each of the two subsequent fiscal years.

INITIAL BOARD:      The By-Laws will specify that @Home will have a Board
                    consisting of not less than three (3) nor more than fifteen
                    (15) directors, with the exact number to be specified in a resolution of the Board. The number of Directors constituting the entire Board will initially be set at nine
                    (9), of
                    which eight (8) shall be Preferred Stock Directors. The parties anticipate that upon the purchase of the shares of Convertible Preferred Stock by the Additional Investors, the
                    Board will consist of the following persons:

                    Series K Director:       John Doerr
                    Series T Directors:      Jim Barksdale
                                             Will Hearst
                    Series A Directors:      Bruce Ravenel
                                             Larry Romrell
                                             Brendan Clouston
                    Comcast Designee
                                             David Woodrow

                    Common Stock Director:   Permanent CEO

ADDITIONAL STRATEGIC
INVESTORS:          Subject to the pre-emptive rights granted to the
                    Stockholders, @Home will be permitted to offer and sell additional equity interests to third party investors, strategic partners and/or other multiple cable system operators in order to finance the expansion of the business of @Home and to provide additional working capital. It is anticipated that such additional equity interests will consist of Series A Common Stock or one or more additional series of Preferred Stock, each of which series of Preferred
                    Stock would have such rights, powers, privileges and preferences as determined by the Board, subject to certain limitations specified herein.


VI.  STOCKHOLDERS AGREEMENT MATTERS.
     ------------------------------

Upon the Closing, the existing stockholders agreement among each of the Founders and @Home shall be deemed to be amended in accordance with the provisions of this Term Sheet (as so amended, the "Stockholders Agreement") to include Cox Sub and Comcast Sub and their respective Stockholder Groups and make such changes to the original stockholders agreement as are necessary and appropriate to provide for the inclusion of such additional parties thereto, including, but not limited to, the following:

TCI CALL:           TCI Sub will have the right (the "TCI Call"), exercisable by written notice (the "Call Notice") during the sixty-day period following the fifth anniversary of the date of the execution of this Term Sheet (the "Execution Date") or, if not previously exercised, exercisable during the sixty-day period following each subsequent anniversary thereof, to and including the ninth anniversary of the Execution Date, to purchase (or to cause its designee to purchase) all, but not less than all, of the KPCB Constituents' equity interests in @Home at the Fair Market Value (as defined below) thereof determined as of the date of the Call Notice. The remaining
                    Eligible Stockholders (other than any Stockholder exercising the Cable Put (as defined below) in connection with the applicable Call Notice) shall have the right (but not the obligation) to participate with

                    TCI Sub (on a pro rata basis) in the purchase of shares pursuant to the TCI Call. The term "KPCB Constituents" shall mean each KPCB Affiliate, any wholly owned subsidiary to which such KPCB Affiliate shall have transferred its shares in accordance with the terms hereof and any general or limited partners to whom such KPCB Affiliate or such subsidiary shall have transferred shares in accordance with the terms set forth opposite the caption "Transfer Restrictions," below.

KPCB PUT:           KPCB will have the right, exercisable by written notice (the
                    "KPCB Put Notice") during the sixty-day period following the fifth anniversary of the Execution Date or, if not previously exercised, exercisable during the sixty-day period following each subsequent anniversary thereof, to and including the ninth anniversary of the Execution Date, to require TCI Sub to purchase all, but not less than all, of the KPCB Constituents' equity interests in @Home at the Fair
                    Market Value thereof determined as of the date on which the KPCB Put Notice is delivered to TCI Sub. In addition, in the event that (x) any of the transactions described in paragraph (iii) opposite the caption "Special Voting Rights of Convertible Preferred Stock" have been approved by the requisite vote(s) of the Convertible Preferred Stock and (y) on the record date for the determination of stockholders entitled to vote upon such matter and at the time of the meeting at which such action is voted upon, the KPCB
                    Constituents collectively hold not less than 80% of the aggregate amount of the shares of Series K Preferred Stock sold to the KPCB Affiliates (including the purchase of additional shares of Series K Preferred Stock made at the time of the purchase of Series A Preferred Stock by the Additional Investors) (as adjusted for stock splits, recapitalizations and the like) (the "KPCB Original Amount") and have voted all shares of Series K Preferred Stock held by them "against" (with any failure to vote or abstention from voting not considered a vote "against") such transaction, KPCB will have the right (the "Special KPCB
                    Put"), exercisable by written notice to TCI Sub not later than the close of business on the date of the meeting at which such transactions are voted upon, to require TCI Sub to purchase all, but not less than all, of the KPCB
                    Constituents' equity interests in @Home at the Fair Market
                    Value thereof determined on the date of such meeting. The right of KPCB to require TCI Sub to purchase such equity interests in @Home pursuant to this paragraph (including the Special KPCB Put) is hereinafter referred to as the "KPCB
                    Put."

                    Notwithstanding the exercise of the KPCB Put (including the Special KPCB Put), TCI Sub will be relieved of its obligation to purchase any securities pursuant to the KPCB Put (as well as pursuant to any exercise of the Cable Put in connection therewith) in the event that @Home makes an initial public offering of its Common Stock in accordance with the provisions of this paragraph. TCI Sub may elect to require @Home to make an initial public offering in lieu of purchasing securities pursuant to the KPCB Put (the "IPO Election") by delivering written notice to KPCB, each other Stockholder, and @Home not later than 20 business days following the determination of the Fair Market Value of @Home (the "IPO Election Notice"). Following delivery of the IPO Election Notice, the Stockholders agree to use commercially reasonable efforts to cause @Home to file with the Securities and Exchange Commission (the "Commission") a registration statement in respect of the registration of the Series A Common Stock under the Securities Act. In such case, the Stockholders and @Home agree to cooperate in all respects with the preparation and filing of such registration statement with the Commission and causing such registration statement to become and remain effective during the time periods specified herein. If (x) such registration is abandoned before it is declared effective, (y) a registration statement has not been filed on or before the 90th day after the delivery of the IPO Election Notice, or (z) such registration statement is filed, but the IPO has not been consummated on or before the 183rd day following the date of the IPO Election Notice, then the IPO Election shall terminate and the KPCB Put Notice shall be deemed to have been reinstated as of such date of termination, and TCI Sub shall thereafter be obligated to purchase the securities pursuant to the KPCB Put; provided, however, that the minimum period in which
                         --------  -------
                    such sale shall be required to be consummated shall be 60 days from the date the KPCB Put Notice is deemed reinstated. In the event the KPCB Put Notice is deemed reinstated pursuant to the previous sentence, TCI Sub shall pay to KPCB and to any Cable Partners which exercise the Cable Put, in addition to the Fair Market Value of the shares to be purchased, interest thereon at the prime rate, which shall accrue from the date of reinstatement of the KPCB Put Notice to the date immediately preceding the date of consummation of such sale, and shall be payable upon consummation of such sale.

                    In the event TCI Sub elects to purchase (or to cause its designee to purchase) shares pursuant to the KPCB Put rather than making an IPO Election, the remaining Eligible Stockholders (other than any Stockholder exercising the Cable Put in connection with the applicable KPCB Put Notice) shall have the right (but not the obligation) to participate with TCI Sub (on a pro rata basis) in the purchase of shares pursuant to the KPCB Put; provided, however, that no
                                              --------  -------
                    exercise of such right of participation shall have the effect of extending any of the periods set forth in the preceding paragraph.

CABLE PUT:          In connection with the exercise of the TCI Call or the KPCB
                    Put (other than any exercise of the Special KPCB Put), Comcast Sub and Cox Sub shall have the right, but not the obligation, (the "Cable Put") to require TCI Sub to purchase all, but not less than all, of the equity interests in @Home held by such Stockholder's Stockholder Group simultaneously with TCI Sub's purchase from the KPCB Constituents pursuant to the KPCB Put or the TCI Call in the manner, upon the same terms and conditions, and under the circumstances described opposite the captions "TCI Call" and "KPCB Put" (including
                    TCI Sub's right to be released from its obligation to purchase by making the IPO Election) by giving written notice to such effect to each other Stockholder during the ten day period following the giving of the KPCB
                    Put Notice or the Call Notice.

CONSIDERATION
PAYABLE IN RESPECT
OF TCI CALLOR
KPCB PUT:           The purchase price for any equity securities to be purchased by a Stockholder pursuant to the TCI Call or the KPCB Put
                    (as well as the Cable Put) shall be payable, at the option of such Stockholder, in cash or in equity securities of (or securities convertible into or exercisable for), as
                    applicable, TCI, in the case of TCI Sub, Comcast, in the
                    case of Comcast Sub or CCI, in the case of Cox Sub, or, in any case, any subsidiary thereof; provided that securities
                                                      --------
                    of the same class or series as the class or series of equity securities to be so issued, or the class or series of
                    securities which such security is convertible into or
                    exercisable for, are publicly traded on the Nasdaq National
                    Market or a national securities exchange at the time of such delivery. Such equity securities shall be valued at the
                    average market price thereof over the period of twenty
                    trading days prior to their delivery. In the event a
                    Stockholder elects to pay such purchase price by delivering equity securities, such Stockholder will cause the issuer of such publicly traded securities to grant to KPCB, for the
                    benefit of the KPCB Constituents (and to any Cable Partner exercising the Cable Put in connection therewith and
                    receiving such equity securities), customary rights with
                    respect to the registration of such securities under the
                    Securities Act. Such registration rights shall provide the
                    KPCB Constituents (and any such Cable Partner exercising the
                    Cable Put) with two demand registrations, one of which shall be exercisable such that such registration statement would be effective no later than the tenth day following the date of delivery and each of which shall be (i) at the expense of the applicable issuer and (ii) exercisable by KPCB (or by
                    any such Cable Partner exercising the Cable Put) with
                    respect to the registration of not less than 20% of the
                    equity securities of such issuer issued to KPCB (or to any such Cable Partner exercising the Cable Put) in payment of such purchase price; provided, however, that in lieu of
                                         --------  -------
                    causing such shares to be registered pursuant to such demand registration, such Stockholder (or the applicable issuer) shall have the option to purchase all, but not less than all, of the shares for which registration is requested, at a price per share equal to the average market price of such shares over the twenty trading days prior to the delivery of the demand notice. The purchase price for such equity securities to be purchased by a designee of a Cable Parent shall be payable only in cash. In the event that the equity securities to be purchased by a Stockholder pursuant to the TCI Call, the KPCB Put or the Cable Put include options, warrants or other rights to acquire securities of @Home which require payment of additional consideration in respect of the exercise thereof, the purchase price of such options, warrants, or other rights shall equal the Fair Market Value thereof, less the additional consideration payable in respect of the exercise thereof.

TRANSFER
RESTRICTIONS:       Prior to the earliest to occur of (I) the tenth anniversary of the Execution Date, (II) the fifth anniversary of the
                    termination of the Restricted Period as to any Cable Parent and (III) the sixth anniversary of the IPO, no Stockholder shall assign, transfer, sell, distribute, pledge, encumber or grant a security interest in (collectively, "Transfer")
                    its shares of Convertible Preferred Stock or any shares or securities into which such Convertible Preferred Stock may be convertible, as applicable, except for (i) a Transfer to a third party or to members of one or more other
                    Stockholders' Stockholder Groups, in either case, pursuant to the Right of First Offer procedure specified below, (ii)
                    a Transfer of a Controlling Interest (as defined below),
                    (iii) the Transfer of all, but not less than all, of such
                    Stockholder's equity interests in @Home to such
                    Stockholder's Parent or any of such Parent's Controlled
                    Affiliates, and (iv) in the case of KPCB only, Transfers
                    from a Stockholder to its general or limited partners (and if such general or limited partners are partnerships or
                    limited partnerships, to the constituent general or limited partners thereof), which Transfers constitute interim or
                    liquidating distributions to such partners; provided,
                                                                --------
                    however, that in connection with any Transfers pursuant to clauses (iii) or (iv) above, (A) each transferee shall, as a condition to such Transfer, become a party to the
                    Stockholders Agreement and (B) if such transferee ceases to be a member of such Stockholder's Stockholder Group, such
                    transferee shall be required to transfer such shares to the original Stockholder or another member of the original
                    Stockholder's Stockholder Group; provided, further, that
                                                     --------  -------
                    notwithstanding anything to the contrary contained herein,
                    (1) no KPCB Constituent which has received shares of Convertible Preferred Stock in a Transfer permitted pursuant to clause (iv) above shall make any further Transfer of such shares unless it shall have first converted all such shares to be so transferred into Series A Common Stock, and (2) following both the IPO and the conversion of such shares to Series A Common Stock, all restrictions upon Transfer set forth in this Term Sheet shall terminate and cease to be effective as to any KPCB Constituents which have received or receive shares in a Transfer permitted pursuant to clause
                    (iv) above. For purposes of the Transfer Restrictions and Rights of First Offer set forth herein, a Change of Control of a Stockholder shall constitute a Transfer of such Stockholder's shares. For purposes of this Term Sheet, a "Change of Control of a Stockholder" shall be deemed to have occurred at such time as such Stockholder's Parent ceases to own, directly or indirectly, securities constituting a majority of the outstanding voting power and equity interests of such Stockholder, other than as a result of a Qualified Spin Off Transaction. A "Qualified Spin Off
                    Transaction" shall mean any transaction or series of related transactions in which (i) a majority of the outstanding equity interests of the Stockholder are distributed, directly or indirectly, to the stockholders of the Parent,
                    (ii) any Person or group of Persons which Controlled the Parent immediately prior to such transaction Control the Stockholder (or any successor entity) following such transaction and (iii) the Persons or group of Persons which Controlled the Parent immediately prior to such transaction hold immediately after such transaction, a direct or indirect proportionate equity interest in such Stockholder of more than 50% of the proportionate equity interest that such Person or group of Persons held in the Parent on the record date for such distribution.

DEEMED TRANSFER:    In the event that at any time during the Restricted Period the number of Exclusive Homes Passed (as defined below) of a
                    Cable Parent fails to equal or exceed such Cable Parent's
                    Minimum Exclusive Homes Passed (as defined below), then such
                    Cable Parent shall be deemed to have made a Transfer (the
                    "Deemed Transfer") of a number of shares equal to the
                    Proportionate Transferred Shares (as defined below). Upon
                    the occurrence of a Deemed Transfer, the Cable Parent of
                    such Stockholder shall be required to cause the Stockholder in question to offer to sell to the other Stockholders (on a pro rata basis) a number of shares owned by such Stockholder equal to the Proportionate Transferred Shares at a price per share, payable in cash, equal to the Fair Market Value
                    thereof (which, if such offer occurs subsequent to the IPO, shall mean the average trading price of a share of Series A
                    Common Stock over the twenty trading days ending on the day prior to the occurrence of such Deemed Transfer). If all
                    such offered Proportionate Transferred Shares are not
                    accepted by such other Stockholders, any remaining shares
                    shall be offered pro rata to Stockholders electing to
                    purchase in such initial offering. Such other Stockholders which elect to accept such offer shall purchase such
                    Proportionate Transferred Shares in accordance with mutually acceptable procedures which are consistent with the
                    provisions of this Term Sheet; provided, however, that any
                                                   --------  -------
                    offered Proportionate Transferred Shares which are not purchased by the Stockholders pursuant to this paragraph shall thereafter cease to be Proportionate Transferred
                    Shares for this and any subsequent Deemed Transfer.
                    Following the first occurrence of circumstances giving rise to a Stockholder's obligation to offer the Proportionate
                    Transferred Shares to the other Stockholders, successive offerings of the Proportionate Transferred Shares shall be made from time to time in accordance with the provisions of this section; provided, that any such offering of Proportionate Transferred Shares otherwise required hereby shall be deferred until the number of Proportionate
                    Transferred Shares to be offered, together with any Proportionate Transferred Shares whose offering has been previously deferred, constitutes, in the aggregate, an amount equal to at least 1% of the number of Total Shares held by such Stockholder's Stockholder Group. For purposes of the foregoing: (i) "Exclusive Homes Passed" means as of the date of determination, the sum of (A) the number of Homes Passed (as defined below) in cable systems of such Cable Parent or its Controlled Affiliates which are subject to the Cable Parent Exclusivity Provisions (as defined below) or which are subject to any agreement requiring that the Operator (or any other entity of which such Operator is a Controlled Affiliate) thereof operate such cable system in accordance with such Cable Parent Exclusivity Provisions during the Restricted Period and (B) any Homes Passed of such Cable Parent or its Controlled Affiliate located in an Operator Territory (or portion thereof) which has been released from the Cable Parent Exclusivity Provisions or which is then entitled to be released from such provisions pursuant to the terms of any LCO Agreement; (ii) "Minimum Exclusive Homes Passed" means a number of Homes Passed which is equal to 80% of the number of Homes Passed of the applicable Cable Parent and its Controlled Affiliates as of the date of this Term Sheet (the
                    "Base Homes Passed"); and (iii) "Proportionate Transferred
                    Shares" means a number of Total Shares which is equal to (A) the aggregate number of Total Shares held by such Stockholder and its Stockholder Group, multiplied by (B) a fraction, the numerator of which is the difference between the Base Homes Passed and the Exclusive Homes Passed, and the denominator of which is the Base Homes Passed, less (C) any Total Shares of such Stockholder which have previously been Proportionate Transferred Shares (whether such shares were purchased by another Stockholder or released from the provisions hereof). "Total Shares" shall mean the number of shares of Convertible Preferred Stock (or shares of Series A
                    Common Stock or other securities issuable upon the conversion of such shares of Convertible Preferred Stock) together with all securities purchased pursuant to the exercise of such Stockholder's Stockholder Group's pre-emptive rights with respect thereto.

CONVERSION
RESTRICTIONS:       Notwithstanding anything to the contrary contained herein, prior to any Transfer permitted hereunder, other than Transfers pursuant to clauses (ii) or (iii) set forth opposite the caption "Transfer Restrictions" above, the Stockholder transferring such securities shall be required to convert any shares of Convertible Preferred Stock or Series B Common Stock to be transferred into shares of Series A Common Stock prior to such Transfer. In addition,
                    TCI Sub or its permitted transferee may convert shares of Series T Preferred Stock into Series B Common Stock at its option and without the consent of the other Stockholders, but neither TCI Sub nor any permitted transferee thereof shall convert shares of Series B Common Stock to Series A
                    Common Stock without first offering to exchange (the "Series
                    B Exchange") with the remaining Cable Partners (on a pro rata basis) such shares of Series B Common Stock proposed to be converted for an equal number of shares of Series A
                    Common Stock.

RIGHT OF FIRST
OFFER: In addition to the right described below opposite the caption "Special Right of First Offer Procedure Following an IPO," following the earlier to occur of (i) the fifth anniversary of the Execution Date and (ii) the termination of the Restricted Period as to any Cable Parent, each Stockholder will be entitled to sell all but not less than all of its equity interest in @Home to an unaffiliated third party in a bona fide transaction, provided that such selling Stockholder shall first have offered to sell its equity interest in @Home to the other Stockholders (on a pro rata basis) for cash and upon other customary terms and conditions; provided, however, that the provisions of this
                                --------  -------
                    section shall not apply in the case of a Transfer of a Controlling Interest. If all such offered securities are not accepted by the other Stockholders, any remaining securities shall be offered pro rata to Stockholders electing to purchase in such initial offering. If the other Stockholders elect to purchase such securities, the selling Stockholder shall not convert such securities prior to the transfer thereof to the purchasing Stockholders. In the event that such other Stockholders do not elect to purchase all of such Stockholder's equity interest in @Home, then such Stockholder shall be entitled to sell all, and not less than all, of its equity interest in @Home to an unaffiliated third party upon terms no more beneficial to such third party than the terms upon which such securities were offered to the other Stockholders (such sale to be consummated within a period of 120 days following the conclusion of the right of first offer procedure, subject to extension (not to exceed an additional 60 days) in connection with the receipt of regulatory approvals which the purchaser is using commercially reasonable efforts to obtain). In the event that such securities are to be sold to an unaffiliated third party, the selling Stockholder will be required, prior to the consummation of any such sale, to convert all such securities to be sold into shares of Series A Common Stock prior to any such sale, subject, however, in the case of TCI Sub and its permitted transferees to its obligation to offer to make the Series B Exchange. An unaffiliated third party purchaser acquiring shares of Series A Common Stock in accordance with the foregoing procedures shall acquire such shares free and clear of any obligations, and shall have no rights under, the Stockholders Agreement.

                    For purposes of this Right of First Offer, upon a Change of Control of a Stockholder, the Parent of such Stockholder shall be required to cause all of the equity interests in @Home held by such Stockholder to be offered to the other Stockholders (on a pro rata basis) prior to the consummation of the transaction resulting in such Change of Control at a price equal to the Fair Market Value of such shares, payable in cash and otherwise in the manner provided by the previous paragraph, mutatis mutandis.
                               ------- --------

SPECIAL RIGHT OF
FIRST OFFER
PROCEDURE FOLLOWING
AN IPO: In addition to the foregoing, following the first anniversary of the IPO, a Stockholder shall be entitled to sell all or a portion of its shares of Series A Common Stock pursuant to the exercise of its registration rights or an exemption from registration under the Securities Act provided it has satisfied its obligations under this section. In the event a Stockholder elects to exercise its demand registration right, it shall, simultaneously with the delivery of its notice to @Home requesting such registration, offer to sell such shares proposed to be registered to the other Stockholders on a pro rata basis, with any shares remaining after the first such offer to be offered to those Stockholders initially electing to so purchase. Similarly, any Stockholder electing to exercise its piggyback registration rights shall be deemed to have offered to sell those shares for which it has requested registration in accordance with the same procedure. The shares shall be deemed to be offered to the other Stockholders for a price in cash equal to (i) in the case of a demand registration by any Initiating Holder, the closing market price of a share of Series A Common Stock on the date prior to the date the Original

                    Initiating Holder elects to exercise such demand registration right, and (ii) in the case of a piggyback registration, the closing market price of a share of Series A Common Stock on the date prior to the date that the electing Stockholder elects to exercise its piggyback registration right, in each case, less the anticipated underwriting discounts or commissions or brokerage charges (such market price less the related costs of sale, the "Net Price"). If the other Stockholders fail to deliver written notice of acceptance of such offer to purchase all such offered shares within three business days following such offer, then the registration of such shares shall proceed.

                    In the event a Stockholder seeks to sell shares of Series A Common Stock following the first anniversary of the IPO pursuant to Rule 144 or any similar exemption from registration for sales of shares into a public market (an "Exempt Offering"), then such selling Stockholder shall first offer to sell such shares to the other Stockholders (pro rata) at the Net Price (using the closing market price on the date prior to the date such request is made) per share, payable in cash, and, in order to exercise their rights hereunder, such Stockholders shall be required to deliver written notice of acceptance of such offer by 5:00 p.m. New York time on the business day following the delivery of the sale notice. Such Stockholders shall be entitled to accept such offer on a pro rata basis, with any accepting Stockholders being entitled to purchase their pro rata portion of any remaining shares. If the other Stockholders fail to accept such offer to purchase all such offered shares, then such right of first offer shall be deemed satisfied and such selling Stockholder may sell such offered shares in the Exempt Offering without regard to the actual sale price of such shares, provided that such sale takes place within five business days of the date the other Stockholders fail to accept such offer to purchase.

RIGHTS OF
TRANSFEREE:         Any third party acquiring shares of Series A Common Stock
                    from a Stockholder following the conclusion of the Right of First Offer procedure set forth above shall acquire such shares free and clear of any rights or obligations under the Stockholders Agreement.

TAG-ALONG RIGHT:    In the event that any Stockholder or group of Stockholders proposes to sell a Controlling Interest (as defined below) to an unaffiliated third party, such Stockholder(s) shall be required, as a condition to such sale, to offer to each other Stockholder that is an Exclusive Stockholder (as defined below) or an Eligible Stockholder (as defined below) the right to participate in such sale (on a pro rata basis) on the same terms and conditions as were offered by such unaffiliated third party including, without limitation, direct and indirect forms of consideration offered by such unaffiliated third party included in such terms and conditions. An "Exclusive Stockholder" shall mean a Cable
                    Partner which is a Stockholder, whose Cable Parent has complied with at all times since the Execution Date, and remains in compliance with, the Cable Parent

                    Exclusivity Provisions (without regard to whether the Restricted Period has ended as to such Cable Partner).

DRAG-ALONG RIGHT:   Any group of Stockholders composed of TCI Sub and any other two Stockholders (so long as such Stockholders are Eligible
                    Stockholders and neither of such Stockholders is a member of the same Stockholder Group as the other such Stockholder or as TCI Sub) which proposes to sell a Controlling Interest in @Home to any unaffiliated third party shall have the right to require that each remaining Stockholder participate in such sale to such third party (on a pro rata basis with respect to the percentage of its securities to be sold) upon terms and conditions no less favorable than those obtained by such selling Stockholders including, without limitation, direct and indirect consideration offered by such unaffiliated third party included in such terms and conditions.

                    A "Controlling Interest" sale shall mean the sale, in one transaction or a series of related transactions by one or more Stockholders and the other members (if any) of their selling group, of equity securities of @Home which, together with any equity securities of @Home owned by the purchaser prior to such transaction or transactions, would result in such purchaser owning securities representing a majority of the outstanding voting power of @Home.

PRE-EMPTIVE RIGHTS: In the event that @Home proposes to issue, offer or sell shares, or securities convertible into or exercisable or exchangeable for shares (other than (w) in connection with the exercise or conversion of outstanding securities of @Home pursuant to the terms thereof, (x) pursuant to a registered public offering by @Home, (y) in connection with an acquisition of any assets or business or a joint venture, business combination or acquisition, or (z) pursuant to incentive stock plans or agreements for employees, directors and consultants), of any class or series of its capital stock, @Home shall first offer to each Eligible Stockholder the right, on terms no less favorable to it than the terms on which such shares (or other securities) are to be issued or sold to third parties, to purchase such number of such shares (or other securities) as is sufficient to permit it to maintain its proportionate equity interest in @Home (on a fully diluted basis).

DETERMINATION OF
FAIR MARKET VALUE:  The applicable fair market value of @Home shall be determined in accordance with the provisions set forth in the Stockholders Agreement, which will generally provide that the "Fair Market Value" of @Home will be the price at which a willing seller would sell and a willing buyer would buy a comparable business as an ongoing business in an arm's length transaction (as a sale of all of the stock or, if applicable, other equity interests), determined as if @Home were a public company and the Series A Common Stock were publicly traded and widely held at the time of such determination and without consideration of any restrictions, encumbrances or contractual rights relating to the equity securities thereof and without consideration of the minority voting position in @Home represented by the Series A Common Stock, and assuming all of the outstanding stock, or if applicable, other equity interests are to be sold in a single transaction. The Fair Market Value will be determined by agreement of the selling Stockholders and the remaining Stockholders electing to purchase such shares, or if they cannot agree, then by a mutually acceptable investment banking firm (or if the parties cannot agree upon a single investment banking firm, such Fair Market Value will be determined by one investment banking firm selected by the proposed buyer(s) in such transaction and one investment banking firm selected by the proposed seller(s), and a third investment banking firm selected by the first two such investment banking firms). The purchase price of the equity interest to be purchased shall be an amount equal to the Fair Market Value of @Home multiplied by the percentage of the fully diluted equity (which shall include in-the-money options, warrants and other rights to acquire shares) of @Home represented by such equity interest. Fair Market Value will be determined as of the date of the notice which requires such determination, except in the event of the exercise of the Special KPCB Put, in which case the Fair Market Value shall be determined as of the date the matter in question is approved by the holders of the Convertible Preferred Stock.

ELIGIBLE
STOCKHOLDER:        Except as otherwise provided herein, a Stockholder and its
                    Stockholder Group will cease to have any rights under the Stockholders Agreement, but will continue to be subject to the obligations thereunder, at such time as such Stockholder and its Stockholder Group cease to own an Attributable
                    Interest (as defined below) equal to (i) in the case of TCI
                    Sub, 5,807,500 Equivalent Shares, (ii) in the case of KPCB,
                    1,734,708 Equivalent Shares, or (iii) in the case of Cox Sub or Comcast Sub, 1,819,617 Equivalent Shares. Any Stockholder which is part of a Stockholder Group which possesses rights under the Stockholders Agreement is herein referred to as an "Eligible Stockholder." "Attributable Interest" shall mean, with respect to any Stockholder Group, the sum of, without duplication, (i) a Stockholder's direct equity economic interest in equity securities of @Home and (ii) to the extent the Parent of such Stockholder Group owns equity securities of @Home indirectly, the sum of such Parent's indirect equity economic interest in such securities through one or more unbroken chains of subsidiaries, which interest shall be quantified in amount by a series of percentage multiplications commencing with the equity interest in shares of the subsidiary of such Parent which holds the equity securities of @Home directly and multiplying that by the next most proximate equity interest in the entity which is the parent entity of such subsidiary and multiplying in turn each succeeding equity interest in the order of their progression away from the entity directly holding equity securities of @Home by the result of the immediately preceding multiplication until the percentage interest of such Parent in the equity securities of @Home is determined.

PERMANENT CEO:      The chief executive officer of @Home shall be selected by
                    the Board of Directors. Each Stockholder will agree to vote in favor of the election of the chief executive officer to the Board of Directors of @Home.

SERIES A DIRECTOR
DESIGNEES:          So long as a holder of Series A Preferred Stock is entitled to designate one or more Series A Directors, each Stockholder owning Series A Preferred Stock agrees that it shall vote all of its shares of Series A Preferred Stock in favor of the election (and if the Stockholder designating such Series A Director requests that such designee be removed as a director, then in favor of such removal and the election of a successor designated by such Stockholder) of the Series A Director designees of the Stockholders holding
                    Series A Preferred Stock.

UNANIMOUS AND
SUPERMAJORITY
PROVISIONS:         Prior to the consummation of @Home's IPO, none of the
                    actions set forth on Exhibit A hereto shall be taken unless such action shall have been approved by the requisite percentage of the Series K and Series A Directors as provided in Exhibit A. In the event that the taking of any such action also requires the approval of one or more classes or series of the capital stock of @Home, each Stockholder agrees to vote all shares of capital stock of @Home owned by such Stockholder's Stockholder Group in a manner consistent with the action approved by the Series K and Series A Directors. Notwithstanding the foregoing, the KPCB Affiliates shall be entitled to vote their shares of Series K Preferred Stock against any of the actions specified in paragraph (iii) of the matters set forth opposite the caption "Special Convertible Preferred Stock
                    Voting Rights". Each Stockholder agrees that, until the consummation of @Home's IPO, in the event that there are less than two Series A Directors which are not elected by TCI or its Controlled Affiliates, it will cause all of its representatives on the Board of Directors not to vote for or execute a written consent approving the taking of any action by @Home with respect to any matter identified on Exhibit A as requiring a Supermajority Vote unless the taking of such action by @Home with respect to such matter is approved by all Series A Directors.

BY-LAWS OF @HOME:   In addition to setting forth the Unanimous and Supermajority
                    Provisions discussed above, the By-Laws of @Home shall also contain such other provisions as may be reasonably necessary to protect each Stockholder's rights under the Stockholders
                    Agreement, including but not limited to, requiring that the notice of meeting for any Board meeting at which any of the matters set forth on Exhibit A are to be considered shall so state and include a reasonably detailed description of the actions to be considered.

TERMINATION OF
CERTAIN PUT AND
CALL RIGHTS:        Unless sooner terminated in connection with the termination of the Stockholders Agreement, the TCI Call, the KPCB Put, and the Cable Put will terminate upon the consummation of @Home's IPO.

AMENDMENT TO
STOCKHOLDERS
AGREEMENT FOLLOWING
@HOME IPO:          The Stockholders Agreement shall be deemed amended upon
                    the consummation of @Home's IPO to reflect the following agreements among the Stockholders:

                    (i)    Directors.  In the event that all shares of
                           ---------
                           Convertible Preferred Stock are required to be converted into Common Stock in connection with the IPO, the Stockholders agree that:

                           (a) each Stockholder shall be entitled to nominate for election a number of directors equal to the number of Preferred Stock Directors such Stockholder was entitled to designate immediately prior to the IPO, which directors shall be deemed Series A, Series K or Series T Directors, as the case may be, for all purposes under this Term Sheet and under such Stockholders Agreement, as so amended;

                           (b) each Stockholder will vote all shares of Common Stock owned by such Stockholder in favor of the election of a number of designees of each other Stockholder equal to the number of Preferred Stock Directors which such Stockholder was entitled to designate immediately prior to the IPO, subject to reduction in such number of directors to which such Stockholder is entitled pursuant to subparagraph (c) below; and

                           (c) the provisions of the Charter relating to the number of shares of Convertible Preferred Stock which such Stockholder would be required to continue to own in order to be entitled to designate a Preferred Stock Director shall be incorporated into the Stockholders Agreement so as to require that such Stockholder continue to own a number of shares of Common Stock equal to the number of shares of Common Stock issuable upon conversion of such shares of Convertible Preferred Stock in order to maintain its right to designate such number of directors and, with respect to any Stockholder entitled to elect more than one Preferred Stock Director, the reduction in the number of such Preferred Stock Directors as a result of dispositions of shares shall also be appropriately adjusted.

                      (ii) Supermajority and Unanimous Vote; Required Vote to
                           --------------------------------------------------
                           Approve Related Party Transactions.  The provisions
                           ----------------------------------
                           in the Bylaws relating to the requirement that certain actions be approved by a Supermajority or Unanimous Vote, and that approval of Related

                           Party Transactions requires a specified vote (the "Related Party Vote"), shall be terminated, and the Stockholders Agreement will be amended to provide that prior to the taking of any action which would have required a Supermajority or Unanimous Vote, or a Related Party Vote, the Stockholders will hold a meeting at which such action would be considered, with each Stockholder entitled to cast a number of votes equal to the number of Series A or Series K Directors (and, if applicable, Series T Directors) such Stockholder would have been entitled to designate based upon the number of shares of Series A, Series K or Series T Preferred Stock such Stockholder would have owned had such shares of Convertible Preferred Stock not been converted (such determination to be based upon the number of shares of Common Stock beneficially owned by it at such time), and if such action is approved by the number of votes which would otherwise be required for passage upon a Supermajority or Unanimous Vote (or, if applicable, a Related Party Vote) (assuming that such Stockholders were then entitled to designate Series A Directors or Series K Directors), then each Stockholder shall be required to use its reasonable best efforts to cause each of its designees on the Board of Directors to vote in accordance with such determination (subject to fiduciary duties) and, if necessary, to vote all of its shares in favor of such action, and if such action is not so approved, each Stockholder will use its reasonable best efforts to cause each of its designees on the Board of Directors to vote against the taking of such action by @Home (subject to fiduciary duties) and, if necessary, to vote all of its shares against such taking of such action by @Home. The Stockholders Agreement shall also be amended to provide that after such time as there are less than two Series A Directors which are not elected by TCI or its Controlled Affiliates, each Stockholder thereafter shall be required to use its reasonable best efforts to cause each of its designees on the Board of Directors to vote against any matter that would have required a Supermajority Vote or a Related Party Vote unless all Cable Partners shall have consented to the taking of such action with respect to such matter by @Home. For purposes of this paragraph, a Stockholder's "reasonable best efforts" shall include the replacement of any director designee which does not vote in accordance with such determination of the Stockholders.

                    (iii)  Voting Generally.  Except as provided above with
                           ----------------
                           respect to the election of directors and Supermajority and Unanimous Vote and Related Party Vote items, following the IPO, each Stockholder shall be entitled to vote all of its shares of Common Stock as it shall determine in its sole discretion.

                    (iv)   Other Amendments.  The Stockholders Agreement will be
                           ----------------
                           further amended to reflect any other provisions contained herein which specifically reference amendments or changes to the Stockholders Agreement following the IPO.

                    In all other respects, the Stockholder's Agreement will be deemed to be ratified and confirmed and will remain enforceable in accordance with its terms.

                    In connection with @Home's IPO, the Stockholders agree to take such other steps as may be reasonably necessary to ensure that the Board includes at least two independent directors.

TERMINATION OF
STOCKHOLDERS
AGREEMENT:          The Stockholders Agreement will terminate on the twenty-
                    fifth anniversary of the Execution Date. Notwithstanding the foregoing, immediately following consummation of the IPO, all restrictions on transfers by a KPCB Constituent shall be deemed terminated with respect to transfers by such Person following the IPO.


VII.  MASTER DISTRIBUTION AGREEMENT.
      -----------------------------

The Cable Parents and @Home agree to the following terms and conditions relating to the roll-out of the @Home Services in areas served by cable television systems owned by the Cable Parents and their respective Controlled Affiliates:

DEFINITIONS:        "Affiliated Operator" means an Operator which is a Cable
                    Parent or a Controlled Affiliate of a Cable Parent.

                    "@Home Facilities" means all equipment (including owned and leased facilities), hardware, software and technology to the Point of Demarcation at each Operator Facility; provided,
                                                                    --------
                    however, that any software or technology licensed or leased
                    -------
                    by @Home to the Operator for use in the Operator Facilities or within the customer premises of such Operator shall remain the property of @Home.

                    "@Home First Page" means the home page of the @Home Service as it appears to subscribers upon each start up of the @Home Service.

                    "@Home Network" means the @Home Facilities and the applicable Operator Facilities.

                    "@Home Specified Remedy" means the actual costs incurred by @Home in connection with the Network Upgrade, which costs are directly related to @Home's fulfillment of its obligation to an Affiliated Operator to make the @Home Services available to the Offered Homes Passed on the Projected Commencement Date in accordance with the LCO Agreement; provided, however, that @Home shall at all times
                               --------  -------
                    be required to mitigate any such damages to the extent reasonably possible following notice to it by an Affiliated Operator or Cable Parent as to any delay in making the Offered Homes Passed available by the Projected Commencement Date in accordance with the LCO Agreement and/or changes to the Master Roll-Out Schedule or applicable LCO Agreement (including changes of the Projected Commencement Date) subsequent to the date of adoption of the Master Roll-Out Schedule or the execution of the LCO Agreement, as applicable.

                    "Cable Parent Access Block Right" means the right of a Cable Parent to block subscriber access to certain information providers, which are otherwise accessible over the @Home Service.

                    "Cable Parent Exclusion Right" means the right of any Cable Parent to exclude from presentation in the National Area as presented to the subscribers of such Cable Parent's Affiliated Operators, promotional activities or presentations relating to content providers, as set forth in this Term Sheet.

                    "Cable System Upgrade" means the construction and upgrade of the Operator Facilities required in order to distribute the @Home Services in accordance with the Specifications and Standards. A cable system which has been upgraded in accordance with the Specifications and Standards is hereinafter referred to as an "Upgraded System."

                    ".Com Agreement" means any agreement between @Home (or any Cable Parent or a Controlled Affiliate acting in the capacity of a sales agent by and on behalf of @Home pursuant to a sales agency agreement to be entered into by such Cable Parent or Controlled Affiliate and @Home, which agreement will, among other things, specify the terms and conditions upon which such person may act as a sales agent for @Home, including specification of the terms upon which such person may enter into a .Com Agreement on @Home's behalf) and a content provider which provides (i) physical connectivity and access to the @Home Network and (ii) for compensation, if any, to @Home in accordance with its charges therefor.

                    "Commencement Date" means the date upon which specified Offered Homes Passed are actually made available for distribution of the @Home Services.

                    "Homes Passed" means the number of residential homes that can be connected to a cable distribution system (provided, that each residential unit in a multiple dwelling unit shall be counted as one Home Passed).

                    "Internet Backbone" means a network which (x) can or does
                    (i) assign IP addresses or manage IP address assignments for machines or networks to which it is connected, (ii) accept or deliver IP datagrams from machines or networks to which it is connected, or (iii) maintain IP packet traffic to other machines or networks; and (y) provides IP connectivity on a regional, national or international basis, provided,
                                                                    --------
                    however, that such a
                    -------
                    network which provides connectivity solely within a single metropolitan area shall not be deemed an Internet Backbone.

                    "Internet Backbone Service" means a communications service provided over an Internet Backbone.

                    "Internet Service" means a communications service provided over a network which can or does (i) assign IP addresses or manage IP address assignments for machines or networks to which it is connected, (ii) accept or deliver IP datagrams from machines or networks to which it is connected, or (iii) maintain IP packet traffic to other machines or networks.

                    "IP" means the Internet Protocols as defined by the document titled RFC-791, by John Pastell of the University of
                           -------
                    Southern California, dated 1981, or subsequent revisions thereof.

                    "Local Area" shall mean that portion of the @Home First Page programmed by the Operator, which portion as to an Affiliated Operator, shall consist of one browser user interface button (the "BUI Button") and 50% of the area of the @Home First Page (or such lesser portion as such Affiliated Operator shall elect to program).

                    "Local Content" means any content offering which is transported primarily on a Local Service.

                    "Local Service" means a communications service connected, directly or indirectly, to the Operator's cable system by means that do not use or require transmission, directly or indirectly, over an Internet Backbone.

                    "National Area" shall mean the @Home First Page (other than the Local Area) and the rest of the @Home web site, including, without limitation, any thematic pages.

                    "Network Upgrade" means the construction or upgrade of the @Home Facilities necessary to connect to a specific Upgraded System at the Point of Demarcation in order to provide delivery of the @Home Services, including, but not limited to, the acquisition of hardware and software required in order to distribute the @Home Services to such Upgraded System, all in accordance with the Specifications and Standards. The portion of the @Home Network which has been so upgraded is referred to herein as the "Upgraded Network Portion."

                    "Non-Pro Rata Roll-Out Budget" means any Roll-Out Budget which fails to provide an allocation of funds or other resources for the Network Upgrade reasonably necessary to provide for the roll-out during the applicable planning period (such planning period to be not greater than 12 months) (a "Planning Period") of the @Home Services to a proportionate number of the Qualifying Offered Homes Passed proposed by a Cable Parent in such Planning Period. The determination as to whether such roll-out is proportionate to such Cable Parent shall be made based upon (i) the relationship that the Qualifying Offered Homes Passed by such Cable Parent bears to the Qualifying Offered Homes Passed of all such Cable Parents for such Planning Period and (ii) the relationship of the projected date for the completion of the applicable Network Upgrade to the date or dates projected by the applicable Cable Parent for the availability of the applicable Qualifying Offered Homes Passed during such Planning Period.

                    "Offered Homes Passed" means, without duplication, the number of Homes Passed which a Cable Parent proposes to include in the Master Roll-Out Schedule for a given Planning Period.

                    "Operator" means the corporation, partnership or other entity which owns and operates a cable television system that agrees to distribute the @Home Services in accordance with the terms of an LCO Agreement.

                    "Operator Facilities" means the cable television system facilities in an Upgraded System owned or leased by an Operator from each Point of Demarcation to and including the cable modem at the location of each subscriber (whether or not such cable modem is owned by the Operator); provided,
                                                                    --------
                    that Operator Facilities shall not include the ownership of any software or other intellectual property rights licensed by @Home to such Operator (other than rights related to such license).

                    "Performance Default" shall occur if, as of the indicated date, the High C Performance Ratio exceeds the product of
                    (I) two times (II) the TCI Performance Ratio. The "High C Performance Ratio" shall be the greater of (i) the amount equal to (x) the aggregate number of Residential Subscribers to the @Home Service of Comcast Cable and its Controlled Affiliates, divided by (y) the aggregate number of Homes Passed by Qualifying Systems owned by Comcast Cable and its Controlled Affiliates and (ii) the amount equal to (a) the aggregate number of Residential Subscribers to the @Home Service of CCI and its Controlled Affiliates, divided by (b) the aggregate number of Homes Passed by Qualifying Systems owned by CCI and its Controlled Affiliates, in each such case as of the end of the calendar month preceding the date of determination (the Cable Partner with respect to whom such amount is greater as of the applicable date of determination being referred to herein as the "High C").
                    The TCI Performance Ratio shall be an amount equal to (A) the aggregate number of Residential Subscribers to the @Home Service of TCI and its Controlled Affiliates, divided by (B) the aggregate number of Homes Passed by Qualifying Systems owned by TCI and its Controlled Affiliates, in each case as of the end of the calendar month preceding the date of determination.

                    "Point of Demarcation" means the interface between the Operator Facilities and the @Home Facilities which interface shall, unless otherwise agreed, be located on the @Home side of the cable data router at each applicable cable system head-end or regional head-end.

                    "Pro Rata Roll-Out Budget" means any Roll-Out Budget which is not a Non-Pro Rata Roll-Out Budget. "Projected Commencement Date" means the date specified by a Cable Parent as the date by which the Cable Parent proposes to have completed the specified portions of the applicable Cable System Upgrade and therefore make the related number of Offered Homes Passed available for distribution of the @Home Services for inclusion in the Master Roll-Out Schedule.

                    "Promotional Agreement" means an agreement entered into between a content provider and @Home (individually and not through an agency relationship with a Cable Parent or any of its Controlled Affiliates) providing for the promotion of such content or content provider on the @Home Services (e.g., through button or hot link placement on the browsers, home pages or theme pages in the National Area, by the @Home video barker or otherwise) as @Home and such content provider shall agree, at which point such promotional activity shall become a part of the @Home Services, subject, however, to the Cable Parent Exclusion Right.

                    "Qualifying Offered Homes Passed" means, without duplication, Offered Homes Passed located in Qualifying Systems.

                    "Qualifying System" means one or more cable television systems owned by a Cable Parent or any of its Controlled Affiliates which are contiguous or clustered in an area and which system or systems represent in the aggregate not less than 50,000 Homes Passed, or such lesser number as the Board shall hereafter establish as being the minimum number of Homes Passed by such related cable systems as is necessary in order to justify, on an economic and resource allocation basis, a roll-out of the @Home Services solely to such cable systems.

                    "Residential Subscriber" shall mean a residential subscriber to the @Home Service (i) whose account is 60 days or less past due, (ii) who has been receiving the @Home Service for at least 60 consecutive days, and (iii) who has paid for at least one month's @Home Service at standard rates.

                    "Restricted Period" means the period of time commencing on the Execution Date and terminating upon the first to occur of (w) as to each Cable Parent, the termination of the Cable Parent Exclusivity Provisions as to such Cable Parent, (x) the sixth anniversary of the Execution Date and (y) the effectiveness of any change in law, statute or regulation or the entering of any adverse judicial decision or injunction or other action, in each case which materially impairs the enforceability (in accordance with their respective terms) of any of the Cable Parent Exclusivity Provisions, @Home Exclusivity Provisions, MFN Provisions or the Content Tag-Along Right.

                    "Roll-Out Budget" means that portion of @Home's budget for any applicable Planning Period relating to the costs and expenses of the Network Upgrade committed to by @Home in order to make the @Home Services available for distribution by the Projected Commencement Dates of those Qualifying Offered Homes Passed to which @Home is scheduled to commence distribution within such Planning Period.

                    "Specifications and Standards" means, collectively, the specifications and standards for the Operator Facilities and the technical requirements for distribution of the @Home Services as set forth in Exhibit C attached hereto.

                    "TCI Change of Control" shall be deemed to have occurred at such time as (i) any Person or a group of Persons acting in concert (including a natural person or any form of business entity but excluding Bob Magness, John C. Malone, their respective lineal descendants, any estate or trust for beneficiaries of any of the foregoing or any stockholder that was a member of the controlling group of stockholders of TCI as of the date of this Term Sheet, and any employee stock purchase or similar plan) owns an amount of stock representing in excess of 50% of the voting power of the outstanding common stock of TCI and, (ii) as a result of achieving such ownership, at any time prior to the first anniversary of achieving such ownership the Persons who were members of the Board of Directors of TCI as of the date of achieving such ownership, plus any additional directors not designated by such Persons or group of Persons described in clause (i) which are approved by a majority of the directors who were directors as of the date of achieving such ownership, no longer constitute a majority of the entire Board of Directors of TCI.

CREATION OF
MASTER ROLL-OUT
SCHEDULE:           In connection with the establishment of @Home's periodic
                    budget and business plan and the periodic amendments to
                    @Home's Business Plan contemplated hereby, each Cable Parent shall deliver to @Home a list of Offered Homes Passed (and the related cable systems) and Projected Commencement Dates for such Offered Homes Passed. Such list shall include, by separate designation, those Offered Homes Passed which are
                    Qualifying Offered Homes Passed. Thereafter, the Cable
                    Parents and @Home shall cooperate in good faith to establish a timetable and schedule in order to coordinate the Cable
                    System Upgrade plans of each Cable Parent with the Network
                    Upgrade plans of @Home so as to attempt to make the @Home
                    Services available to the Offered Homes Passed on or before the applicable Projected Commencement Date in an efficient and economical manner; provided, however, that such
                                           --------  -------
                    timetable and schedule shall be determined (i) by giving priority to making the @Home Services available to those Offered Homes Passed which are Qualifying Offered Homes
                    Passed, (ii) in accordance with the respective

                    Projected Commencement Dates relating to such Qualifying Offered Homes Passed and (iii) in proportion to the respective number of Qualifying Offered Homes Passed of such Cable Parents. The schedule determined and approved by the Board of @Home in accordance with the foregoing criteria shall be the "Master Roll-Out Schedule" (together with any modifications and adjustments within the applicable Planning Period agreed to by @Home and the applicable Cable Parent following the adoption of the Master Roll-Out Schedule), which shall include, for each Cable Partner, specific plans related to the cable systems to be upgraded, the number of Offered Homes Passed and Qualifying Offered Homes Passed therein and the Proposed Commencement Date therefor, together with such additional information as the parties may agree. Subject to any subsequent adjustments within the applicable Planning Period as may be agreed to by the applicable Cable Parent and @Home, the information set forth therein (x) as to a Cable Parent, shall constitute its representation to @Home that such Cable Parent reasonably believes that the applicable Offered Homes Passed will be made available for distribution of the @Home Services by the applicable Projected Commencement Dates, and (y) as to @Home, shall constitute @Home's agreement to use commercially reasonable efforts to cause the @Home Network to be upgraded in such a way as is necessary in order to cause the @Home Services to be available for distribution to such Qualifying Offered Homes Passed by the applicable Projected Commencement Dates.

EXECUTION OF LOCAL
CABLE OPERATOR
DISTRIBUTION
AGREEMENTS:         Immediately following the establishment of the Master Roll-
                    Out Schedule for each Planning Period, each Cable Parent shall cause those of its Affiliated Operators which own and operate cable systems serving the Offered Homes Passed which have a Projected Commencement Date during such Planning
                    Period to enter into a Local Cable Operator Distribution
                    Agreement ("LCO Agreement") with @Home. Each such LCO
                    Agreement shall incorporate therein the relevant matters from the Master Roll-Out Schedule, including but not limited to, the number of Offered Homes Passed for such Operator
                    Territory and the related Projected Commencement Dates. The terms and provisions of the standard form of LCO Agreement are set forth in Section VIII hereof.

BUDGETS: @Home will use commercially reasonable efforts to cause the @Home Services to be available to all Qualifying Offered Homes Passed of the Cable Parents having Projected Commencement Dates within such Planning Period and will use commercially reasonable efforts to comply with the Master Roll-Out Schedule for such Planning Period.

                    The adoption of a Non-Pro Rata fRoll-Out Budget shall require a Supermajority Vote. A Stockholder who has been treated in a non-pro rata manner with respect to a Roll Out Budget and has not voted in favor of such Non-Pro Rata Roll-Out Budget, shall be entitled to a written explanation of such treatment from the Chief Executive Officer and each director who has voted in favor of such Non Pro Rata Roll-Out Budget.

                    In the event a Cable Parent believes that any Roll-Out Budget approved by a majority of the Board of Directors constitutes a Non-Pro Rata Roll-Out Budget, such Cable Parent shall promptly notify the Board of Directors of @Home of such belie and present evidence of such claim.

CABLE PARENT
EXCLUSIVITY
PROVISIONS:         (a)  During the Restricted Period, no Cable Parent will, and each Cable Parent will cause any Person that is or shall
                    become a Controlled Affiliate not to, directly or indirectly
                    (i) conduct or engage in any Restricted Business (as defined below), (ii) participate (whether by means of a management, advisory, operating, consulting or similar agreement or
                    arrangement) in any Restricted Business, or (iii) have any record or beneficial equity interest, either as a principal, trustee, stockholder, partner, joint venturer or otherwise, in any Person which so conducts, engages in or participates in, any Restricted Business. Notwithstanding the foregoing,
                    (x) this section shall not prevent the beneficial ownership for investment purposes of 10% or less of any class of
                    equity securities of any such Person which is registered
                    under the Exchange Act, (y) this section shall not prevent any Exempt Acquisition (as defined below), the operation of any Exempt Restricted Assets (as defined below) or any Non-
                    Control Acquisition (as defined below) (in each case,
                    subject to compliance with the other provisions hereof); and
                    (z) the provisions of this section shall not be applicable to any Restricted Business in which a Cable Parent or its
                    Controlled Affiliate engages or participates in, or in which such Cable Parent or Controlled Affiliate beneficially owns any equity interests, in each case as of the date hereof,
                    provided that the level or scope that the level or scope of
                    --------
                    such person's engagement, participation or equity ownership is not increased during the Restricted Period other than in accordance with instruments or agreements which are in
                    effect on the date hereof, and provided, further, that the
                                                   --------
                    applicable Cable Parent shall have set forth on Schedule Z details regarding such level and scope and other matters
                    regarding such Cable Parent's engagement, participation or beneficial ownership thereof as of the date hereof. In
                    addition, the provisions of this section shall not be
                    applicable with respect to any Operator Territory to the
                    extent that the Cable Parent Exclusivity Provisions have
                    been terminated as to such Operator Territory or following the expiration of the Term (as defined below) of the
                    applicable LCO Agreement; provided, however, that regardless
                                              --------  -------
                    of any release of an Operator under an LCO Agreement, the restrictions set forth in clause (iii) of the first sentence of this paragraph (a) shall continue to be applicable to such released Operator for the applicable Restricted Period.
                    For purposes of this section the term (i) "Non-Control
                    Acquisition" shall mean any acquisition of beneficial ownership of equity securities of any Person which are registered under the Exchange Act, if none of such Cable
                    Parent or any Controlled Affiliate of such Cable Parent shall control or be under common control with such

                    Person, (ii) "control" when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract, management agreement or otherwise, and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing, (iii) "Restricted Business" shall mean (A) the provision of a residential Internet Service over the cable television plant or equipment of any Cable Parent or its Controlled Affiliates at bit rate speeds greater than 128 kbps whose primary purpose is the provision to consumers of entertainment, information content, transactional services or e-mail, chat and news groups or substantially similar services (a "Consumer Purpose"), (B) the connection by any Cable Parent or any Controlled Affiliate thereof of its cable television plant and equipment directly or indirectly to any Internet Backbone for a Consumer Purpose at bit rate speeds greater than 128 kbps, or (C) the business of providing or engaging in any Internet Backbone Service, in each of the above cases of clauses (A), (B) and (C), (x) other than any such service to be offered by @Home and (y) within the United States of America. Notwithstanding the provisions of clauses (A) and
                    (B) of subsection (iii) of the immediately preceding sentence, the term "Restricted Business" shall not include:
                    (i) the creation or aggregation of content; (ii) the provision by any Cable Parent of telephony services (i.e., the provision of conventional telephone service, including POTS and ISDN) to its subscribers, provided that any use of or connection to any Internet Service in connection with the provision of such telephony services shall be (x) pursuant to a subscriber dial-up of an Internet Service provider and
                    (y) at bit rate speeds of 128 kbps and below; (iii) the provision of services which are primarily work-related; (iv) the provision of any Internet Services not using a Cable Parent's cable television plant; (v) the provision of any Internet Service that is a Local Service; (vi) the provision of services which are primarily utilized to connect students to schools, colleges and universities; and (vii) the provision of Internet telephony, Internet video telephony, or Internet video conferencing.

                    (b) In the event that, during the Restricted Period, any Cable Parent or any of its Controlled Affiliates desires to enter into or conduct any business in the United States which would not be a Restricted Business but which requires the utilization or other implementation of both the cable plant of such Cable Parent or its Controlled Affiliates and an Internet Backbone Service, then such Cable Parent or its Controlled Affiliate shall first offer to @Home the opportunity to provide such Internet Backbone Service in accordance with the provisions of this paragraph (b); provided that neither such Cable Parent nor its Controlled
                    --------
                    Affiliate shall be obligated to make such offer if the business to be conducted or entered into would involve obtaining the Internet Backbone Service from a Person or group of Persons that is offering to provide such service or cause such service to be provided only in a package with other products or services that are integral to such other business. Notwithstanding the foregoing proviso, nothing herein contained shall be deemed to modify any Cable Parent's obligations pursuant to paragraph

                    (a) of this section. Such offer shall include a specification of the requirements for such Internet Backbone Service and a good faith estimate of the most favorable terms and conditions on which such Internet Backbone Service is available to such Cable Parent or its Controlled Affiliate from third parties. If @Home proposes to provide such Internet Backbone Service within a reasonable period of time following such offer, then, the Cable Parent or its Controlled Affiliate and @Home will negotiate in good faith the terms and conditions under which @Home would provide such Internet Backbone Service. Unless the terms and conditions upon which @Home is to provide such service following such negotiation are less favorable to such Cable Parent or its Controlled Affiliate than those available from a third party, then such Cable Parent or Controlled Affiliate shall select @Home to provide such Internet Backbone Service on such terms and conditions so offered. In consideration of the Cable Parent's agreement to provide @Home such opportunity, @Home agrees that it will not propose to provide such Internet Backbone Service unless it reasonably believes that it is able to provide the Internet Backbone Service so requested.

                    (c)  (i)  In the event that at any time during the
                              Restricted Period, a Cable Parent and/or any
                              Person that is or shall become a Controlled
                              Affiliate of such Cable Parent, shall acquire beneficial ownership of at least a majority of the then outstanding voting power of any Person, which such Person is not principally engaged in any Restricted Business, but nonetheless, directly or indirectly, owns, leases or otherwise operates facilities (the "Exempt Restricted Assets") which, if operated independently, would constitute a Restricted Business (an "Exempt Acquisition"), the provisions of this subsection (c) shall be applicable to such Exempt Restricted Assets. In the event that at any time during the Restricted Period, a Non-Control Acquisition shall occur and if at any time during the Restricted Period the beneficial ownership of equity securities giving rise thereto shall cease to qualify as a Non-Control Acquisition for any reason, a "Control Acquisition" shall have occurred and then the provisions of this subsection (c) shall be applicable to the assets and business of the Person which is the subject of such Control Acquisition which, if operated independently would constitute a Restricted Business (the "Control Restricted Assets," and together with any Exempt Restricted Assets, the "Restricted Assets").

                        (ii) In the event of any Exempt Acquisition or any Control Acquisition, the applicable Cable Parent will (and will cause any Person which is or shall become a Controlled Affiliate of such Cable Parent
                              to) use reasonable commercial efforts to divest any Restricted Assets so acquired unless such divestiture would be adverse to the tax structure of any Exempt Acquisition or Control Acquisition; provided, however, that such Cable Parent shall be required to use reasonable commercial efforts to divest such assets within a reasonable period following the time such divestiture would not be adverse to the tax structure of such acquisition, in which event all parties would reasonably cooperate to cause such divesture to be accomplished on a tax-efficient basis. Such reasonable commercial efforts shall be deemed to include an auction of such Restricted Assets. Notwithstanding the foregoing, such Cable Parent will not be required to dispose of such Restricted Assets if it would not realize the fair market value thereof (it being agreed that the fair market value thereof will be computed by reference to the overall acquisition price in the Exempt Acquisition or Control Acquisition). The provisions of clauses (iii), (iv) and (v) of this subsection (c) shall apply to any such disposition.

                       (iii)  Such Cable Parent shall not, and shall not
                              permit any Person which is or shall become a
                              Controlled Affiliate of such Cable Parent to, sell, transfer or otherwise dispose of all or any substantial portion of such Restricted Assets, unless prior to any such sale, transfer or other disposition, such Cable Parent shall have offered by written notice to sell to @Home (or its Controlled Affiliate) all or such portion of the Restricted Assets at a specified price (the "Offer Price") and shall have allowed such offer to remain open and available for acceptance for a period of at least 30 calendar days. In the event that such offer is not accepted within such 30-day period, such Cable Parent or such Controlled Affiliate shall be free to offer such Restricted Assets to any other Person, provided, however,
                                                          --------  -------
                              that such Cable Parent shall not, and shall not permit any Person which is or shall become a Controlled Affiliate of such Cable Parent to, offer to sell, transfer or otherwise dispose of such Restricted Assets, and shall not sell, transfer or otherwise dispose of any of such Restricted Assets, for a price less than the Offer Price or on terms which are more favorable to such offeree than the terms on which such Restricted Assets were offered to @Home, in either case without first complying again with the provisions of this clause (iii).

                         (iv) In the event that @Home shall accept any such
                              offer described in clause (iii), the closing of the purchase of the Restricted Assets shall take place at the principal office of such Cable Parent on the later of (x) the fifth business day after the expiration of the 30-day period after the giving of the notice set forth in clause (iii), and (y) the fifth business day after the receipt of any required governmental approval or the expiration or termination of any waiting period, including any waiting period pursuant to the HSR Act.

                         (v) The foregoing provisions of this subsection (c) shall be applicable to successive transfers or other dispositions of all or any portion of the Restricted Assets by such Cable Parent or any Person which is or shall become a Controlled Affiliate of such Cable Parent.

                    The provisions of this section are referred to in this Term Sheet as the "Cable Parent Exclusivity Provisions." The obligations under the foregoing Cable Parent Exclusivity Provisions shall automatically terminate as to the applicable Operator Territory upon the consummation of the sale or transfer of such cable television system by a Cable Parent or its Controlled Affiliate to a third party (other than a third party which is a Cable Parent or a Controlled Affiliate of a Cable Parent).

COMCAST
NON-EXCLUSIVITY
PROVISIONS:         At any time following the third anniversary of the Execution
                    Date, Comcast Cable, by 90 days advance written notice to each other Stockholder and @Home, shall have the right
                    ("Comcast Non-Exclusive Right") to terminate the Cable
                    Parent Exclusivity Provisions as to itself and its Controlled Affiliates; provided, that in the event that Comcast Cable exercises the Comcast Non-Exclusive Right,
                    @Home shall have the right (the "@Home Repurchase Right") to repurchase from the Comcast Stockholder Group the Subject
                    Shares. The term "Subject Shares" shall mean, as of the time periods specified below, the number of shares of Series A
                    Preferred Stock (or shares of Series A Common Stock or other securities issuable upon the conversion of such shares of Series A Preferred Stock) specified opposite such time periods, together with the amount of securities which is proportionate thereto and which were purchased pursuant to the exercise of the Comcast Stockholder Group's pre-emptive rights as set forth herein at the applicable Subject Shares
                    Purchase Price upon the exercise of the Comcast Non-
                    Exclusive Right during the periods indicated below:

                                                                  NUMBER OF SHARES OF
                         DATE OF EXERCISE OF COMCAST               SERIES A PREFERRED
                             NON-EXCLUSIVE RIGHT                 SUBJECT TO REPURCHASE
                    ------------------------------------         ---------------------
                    After third anniversary until and                 400,326
                    including fourth anniversary
                    After fourth anniversary until and                218,360
                    including fifth anniversary
                    After fifth anniversary until and                  72,786
                    including sixth anniversary

                    The "Subject Shares Purchase Price" shall mean: (i) $10 per share of Series A Preferred Stock, (ii) $1 per share of Series A Common Stock, (iii) the price at which any Subject Shares purchased pursuant to the Comcast Stockholder Group's exercise of its pre-emptive rights were originally purchased, (iv) with respect to any other securities issued pursuant to the exercise of rights, options or warrants, the exercise price thereof (together with any consideration paid in respect of the grant of such option, warrant or right) or
                    (v) with respect to any securities received as a stock dividend, the par value thereof. The number of Subject Shares and the purchase price thereof shall be subject to appropriate adjustment from time to time in the event of any stock split, reverse split, stock dividend or other reclassification of the capital stock of @Home.

                    The @Home Repurchase Right may only be exercised by @Home in the event that Comcast Cable exercises the Comcast Non-Exclusive Right; any other termination of the Cable Parent Exclusivity Provisions shall not entitle @Home to exercise the @Home Repurchase Right and such other termination of the Cable Parent Exclusivity Provisions shall automatically terminate the @Home Repurchase Right as to all Subject Shares held by the Comcast Stockholder Group (except to the extent that the @Home Repurchase Right has been previously exercised or is then exercisable as to any of such Subject Shares in connection with the exercise of the Comcast Non-Exclusive Right). In the event that Comcast elects to irrevocably terminate its right to exercise the Comcast Non-Exclusive Right at any time prior to such time as the @Home Repurchase Right has become exercisable as a result of the exercise of the Comcast Non-Exclusive Right, it shall deliver an instrument to such effect to @Home whereupon the @Home Repurchase Right and Comcast's right to exercise the Comcast Non-Exclusive Right shall terminate.

                    Notwithstanding any other provision contained in this Term Sheet or in the Stockholders Agreement, until the earlier to occur of (i) such time as none of the Subject Shares would be subject to the @Home Repurchase Right in the event of an exercise of the Comcast Non-Exclusive Right or (ii) such time as Comcast irrevocably terminates its right to exercise the Comcast Non-Exclusive Right pursuant to the previous sentence, neither Comcast Sub nor any member of the Comcast Stockholder Group shall be entitled to Transfer (other than to another member of the Comcast Stockholder Group that agrees to be bound by the provisions of this section and the Stockholders Agreement) any Subject Shares that would be subject to the @Home Repurchase Right were Comcast Cable to exercise the Comcast Non-Exclusive Right.

                    Nothing herein shall limit the right of any member of the Comcast Stockholder Group to sell shares of Series A Preferred Stock or Series A Common Stock pursuant to the provisions under the caption "Tag Along Right" without regard to whether such shares are Subject Shares, and the @Home Repurchase Right shall terminate as to any such shares so sold; provided, that the shares sold pursuant to such tag-along right shall be deemed to be vested shares that are not Subject Shares to the extent practicable. After such a sale, the @Home Repurchase Right shall continue as to any Subject Shares not so sold and the Comcast Non-Exclusive Right shall remain in effect without modification.

@HOME EXCLUSIVITY
PROVISIONS:         Until the later to occur of (i) such time as the applicable
                    Cable Partner ceases to be an Exclusive Stockholder (except as a result of the event specified in clause (ii) below) or
                    (ii) in the event the applicable Cable Partner ceases to be an Exclusive Stockholder as a direct result of a termination of the Cable Parent Exclusivity Provisions in connection with a TCI Performance Default, the sixth anniversary of the Execution Date, but subject to the requirements of applicable law and the other terms and conditions of the Agreement, @Home agrees that neither it nor its Controlled
                    Affiliates will offer or provide Internet Services (or any comparable services with comparable capabilities) at bit rate speeds of greater than 128 kbps to residences in the geographic area served by the cable systems owned by such Cable Parent and its Controlled Affiliates other than through the use of the Operator Facilities of such Cable
                    Parent and its Controlled Affiliates pursuant to, or as otherwise contemplated by, this Term Sheet (the "@Home
                    Exclusivity Provisions"). In addition, the provisions of this section shall not be applicable with respect to any Operator Territory to the extent that the @Home Exclusivity
                    Provisions have been terminated as to such Operator
                    Territory or following the expiration of the Term (as defined below) of the applicable LCO Agreement.

NON-PERFORMANCE
OF TCI: In the event that TCI shall be in Performance Default on the third anniversary of the Execution Date (the "First Determination Date"), then the applicable Triggering Cable Parent (as defined below), if any, shall, by written notice to @Home, TCI and each other Cable Parent, delivered within 60 days of the First Determination Date, be entitled to terminate the Cable Parent Exclusivity Provisions as to all Cable Parents and their Controlled Affiliates, such termination to be effective as of the date of such notice. In the event that there is a Performance Default on the First Determination Date but the applicable Triggering Cable Parent does not elect to terminate the Cable Parent Exclusivity Provisions within the period specified above, then following each succeeding anniversary thereafter during the Restricted Period (each such anniversary, a "Subsequent Determination Date") upon which TCI shall be in Performance Default, the applicable Triggering Cable Parent, if an Eligible Cable Parent, shall have the right, exercisable by written notice to @Home, TCI and each other Cable Parent, delivered within 60 days of such Subsequent Determination Date to terminate the Cable Parent Exclusivity Provisions. The term "Triggering Cable Parent" shall mean the High C as of the applicable date of determination or, if one of Comcast Cable or CCI (a) is no longer an Eligible Cable Parent or (b) is acquired by TCI, the remaining Eligible Cable Parent or Cable Parent not acquired by TCI, as the case may be, between Comcast Cable and CCI. An "Eligible Cable Parent" shall mean any Cable Parent which is a member of a Stockholder Group which includes an Eligible Stockholder.

MOST FAVORED
NATIONS
PROVISIONS:         Each Cable Parent (as defined below) and its Controlled
                    Affiliates will be entitled to "most favored nation" ("MFN") terms and conditions of carriage with respect to the distribution (which shall not include the distribution or promotion of a content provider's services) of the @Home
                    Services and with respect to the terms and conditions of the Trademark License Agreement (as defined below) and any Ancillary Services Arrangements (as defined below), in each case, including all direct and indirect benefits as a result of a transaction with @Home that are no less favorable than those offered to any other Operator, individually or collectively from time to time. Such MFN status shall require identical treatment of all Cable Parents and their respective Controlled Affiliates (without regard to the size
                    (through volume discounts or otherwise) or identity of such Cable Parent or its ownership of @Home securities) (x) with respect to the terms of the distribution arrangements
                    (including the Trademark License Agreement and any Ancillary
                    Services Arrangements) (other than the duration of any distribution agreement arising from the provisions of the Term of the LCO Agreement) granted to any Cable Parent and its Controlled Affiliates and (y) with respect to all of the terms of such distribution arrangements provided to third party providers which are not members of a Stockholder Group
                    (an "Unaffiliated Third Party"), other than with respect to
                    (i) whether @Home requires that an unaffiliated Operator agree to provisions similar to the Cable Parent Exclusivity
                    Provisions as to the applicable Operator Territory, (ii) the level of commitment related to the Cable System Upgrade and the remedies of @Home in the event of any failure to upgrade such systems by the Projected Commencement Date, (iii) percentage splits granted to Unaffiliated Third Parties in the event the Board of @Home, by Supermajority Vote, elects to increase the percentage split to @Home (in which case the percentage split to @Home would be so increased with respect to all future periods with respect to all Operators which are Cable Parents or Controlled Affiliates of a Cable Parent with respect to any existing LCO Agreement (regardless of the existing provisions thereof) or any LCO Agreement entered into in the future, while the LCO Agreements of Unaffiliated Third Parties in effect at the time of such change would not be so affected), and (iv) the duration of any distribution agreement. In addition, each Cable Parent and its Controlled Affiliates shall be entitled to MFN status with respect to the terms of any sales agency agreement pursuant to which it is authorized to enter into .Com Agreements on behalf of @Home.

CHANGE OF CONTROL
OF TCI: Following the occurrence of a TCI Change of Control, either CCI or Comcast Cable, so long as it is an Exclusive Stockholder, shall be entitled to elect to terminate the Restricted Period as to all Cable Parents and their Controlled Affiliates by giving written notice to such effect to each other Stockholder and @Home, in which case no Cable Parent or its Controlled Affiliate shall have any remaining obligations under the Cable Parent Exclusivity Provisions.

CHANGES IN MASTER
ROLL-OUT SCHEDULE:  If a Cable Parent determines that it or one of its
                    Controlled Affiliates will not be able to fulfill its commitment with respect to the commencement of the availability of the @Home Services as of the Projected Commencement Date, it will immediately notify @Home, and, if such notice is given at least 180 days prior to the applicable Projected Commencement Date, the Cable Parent may substitute one or more other cable systems having substantially the same number of Homes Passed as were required to be delivered by such date for commencement of the @Home Services on that Projected Commencement Date, subject to the approval of @Home, which will not be unreasonably withheld so long as the substitute systems have similar characteristics in terms of number of Homes Passed and will not cause a material increase in @Home's expenses or have a material adverse impact on @Home's ability to meet its other commitments under the Master Roll-Out Schedule. For purposes of the foregoing sentence, the substitution of any cable systems that are not Qualifying Systems will be deemed to have such an impact unless such cable systems are located in an area included in the current Master Roll-Out Schedule or in which @Home has already commenced offering the @Home Services. Any changes to the Master Roll-Out Schedule pursuant to this paragraph shall be incorporated in the affected LCO Agreements, and the applicable Cable Parent shall cause the Operator of any such substituted cable system to enter into an LCO Agreement.

LOCAL CONTENT
PROGRAMMING:        Each Operator, as to its cable system, or each Cable Parent, as to one, several or all cable systems owned by it and its Controlled Affiliates, shall be entitled to create, author, promote and otherwise engage in the business related to Local Content offerings. Within the @Home First Page, each
                    Affiliated Operator shall be allocated the Local Area. Each
                    Affiliated Operator or Cable Parent, as the case may be, shall be entitled to program its Local Area as it shall determine in its sole discretion, subject only to the Style
                    Guidelines (as defined below).

@HOME PROGRAMMING:  @Home shall be entitled to create, author and promote such content provider offerings as it shall determine, and shall have the right to program the National Area in its sole discretion, subject to the Cable Parent Exclusion Right and the Cable Parent Access Blocking Right. @Home and each Cable Parent will use commercially reasonable efforts to cooperate with each other in the creation of the @Home First Page (including the coordination of the programming of the National Area and each Local Area) so as to optimize the consumer appeal of the @Home web site.

EXECUTION OF
PROMOTIONAL
AGREEMENTS AND
EXERCISE OF CABLE
PARENT EXCLUSION
RIGHT: Each Promotional Agreement shall provide that such content provider's right to presentation on the National Area shall be subject to the exercise of the Cable Parent's Exclusion Right. Upon execution of a Promotional Agreement, @Home shall provide written notice thereof by fax or e-mail to a designated contact person at each Cable Parent. Such written notice shall include (i) the identity of the content provider, (ii) a description outlining in reasonable detail the content to be offered by such provider, (iii) the position in the National Area to be assigned to such content provider, and (iv) an outline of the other terms and conditions of such Promotional Agreement. Each Cable Parent will thereafter have the right to exercise its Cable Parent Exclusion Right with respect to Specified Promotions as to some or all of its Affiliated Operators distributing the @Home Service. In order to exercise such right, the Cable Parent shall deliver reasonable notice of its exercise of the Cable Parent Exclusion Right to @Home which will become effective within a reasonable period of time after such notice.

                    An exercise of the Cable Parent Exclusion Right shall result in (x) the exclusion from the National Area of any or all Specified Promotions (as defined below) with respect to a Specified Brand (as designated by the applicable Cable Parent) and (y) the replacement of such promotions (e.g., replacement of the excluded "button") by other promotions of the same type (e.g., replacement of an excluded button with another button) as selected by @Home.

                    The term "Specified Promotions" shall mean any or all promotions in the National Area relating to the Specified Brand of a content provider (as designated by the applicable Cable Parent). A "Content Provider Group" shall mean a content provider that has entered into one or more Promotional Agreements for the purpose of placing Specified Promotions in the National Area with respect to a number of Specified Brands. The term "Specified Brand" means one or more substantially similar brand names utilized by a content provider in connection with the promotion of its business identified by such brand name(s). By way of example, Turner Broadcasting System, Inc. ("TBS") and its subsidiaries would be considered a Content Provider Group; WTBS and TNT would be considered to be two Specified Brands because they represent distinct brand names (albeit in the same line of business). A Cable Parent electing to exercise its Cable Parent Exclusion Right with respect to WTBS and TNT would be deemed to have excluded two Specified Promotions to the extent that it elected to exclude both WTBS and TNT. Similarly, a Cable Parent electing to exercise its Cable Parent Exclusion Right with respect to a content provider which elected to use only one Specified Brand to promote several related sites using substantially similar brand names (for example, QVC Diamonds, QVC Clothes, QVC

                    Electronics, etc.) would be deemed to have exercised its exclusion right with respect to one Specified Brand.

                    A Cable Parent shall be entitled to exercise its Cable Parent Exclusion Right from time to time in its sole discretion. In the event that the number of Specified Brands excluded by a Cable Parent exceeds its Exclusion Limit, then the Cable Parent Premium Service Revenue Split shall be subject to adjustment as provided below. The exercise of the Cable Parent Exclusion Right with respect to a Specified Brand will be counted toward the Exclusion Limit regardless of whether such Cable Parent exercises the exclusion right with respect to some or all of its Affiliated Operators or with respect to some or all of the Specified Promotions as to such Specified Brand. For purposes of the determination of whether or not a Cable Parent has exceeded its Exclusion Limit, there shall not be included as Specified Brands (i) a single Competitor Exclusion (as defined below) or (ii) any exclusions which are Discretionary Exclusions (as defined below). A "Competitor Exclusion" shall mean the exclusion of the Specified Promotion(s) as to a single Specified Brand provider or service which is a competitor to a content provider or service which is an affiliate of such Cable Parent; provided that, if Comcast Cable elects to use its
                            -------- ----
                    Competitor Exclusion with respect to Specified Promotions of the Home Shopping Network, Inc. ("HSN"), such exclusion shall be deemed to apply to all electronic retailing businesses of HSN without regard to brand name. A "Discretionary Exclusion" shall mean an exclusion based upon
                    (i) such Cable Parent's good faith determination that the content to be offered constitutes pornographic or other immoral or overly violent subject matter, (ii) such Cable Parent's reasonable determination that the content to be offered may adversely impact an Affiliated Operator's franchise to deliver cable television service and/or the @Home Service or (iii) the fact that such promotions relate to video clips which exceed ten minutes in duration.

                    The "Exclusion Limit" of each Cable Parent shall be three Specified Brands, which Specified Brands may be changed by the applicable Cable Parent at any time upon reasonable advance notice to @Home. In the event a Cable Parent exceeds its Exclusion Limit, then during the monthly billing period in which such Cable Parent has exceeded its Exclusion Limit the Premium Service Revenue Split (as defined below) between the Operators that are Controlled Affiliates of such Cable Parent and @Home shall be adjusted to (x) decrease the Premium Service Revenue Split to such Operators and (y) increase the Premium Service Revenue Split to @Home from such Affiliated Operators in accordance with the following schedule:

                    The Highest Number by               Operator's        @Home's
                    which such Cable Parent's           Adjusted          Adjusted
                    Exclusion of Specified              Premium           Premium
                    Brands Exceeds its                  Service           Service
                    Exclusion Limit in a                Revenue           Revenue
                    billing month                       Split             Split
                    -------------------------           -----------       --------
                               1                           56%                  44%
                               2                           51%                  49%

                               3                           45%                  55%

                               4                           38%                  62%

                               5                           29%                  71%

                               6                           17%                  83%

                               7                            6%                  94%

                              8+                            0%                 100%

                    In connection with any change to the Premium Service Revenue Splits which has been approved in accordance with the provisions of this Term Sheet, the above revenue splits shall be correspondingly adjusted.

EXECUTION OF .COM
AGREEMENTS AND
EXERCISE OF CABLE
PARENT ACCESS
BLOCKING RIGHT:     Each .Com Agreement and Promotional Agreement shall provide that the content provider's right to connectivity over the @Home Service to subscribers of any Affiliated Operators shall be subject to the exercise of the Cable Parent Access
                    Blocking Right. Upon execution of a .Com Agreement, @Home or any Cable Parent or Controlled Affiliate acting as a sales agent on behalf of @Home, shall provide written notice thereof by fax or e-mail to a designated contact person at @Home and each other Cable Parent, as applicable. Such written notice shall include (i) the identity of the content provider and (ii) a description outlining in reasonable detail the content to be offered by such provider. Upon exercise of its Cable Parent Access Blocking Right, such
                    Cable Parent shall deliver reasonable notice of its exercise of such right to @Home and the other Cable Parents which will become effective within a reasonable period of time after such notice. Subject to the other terms of this section, such Cable Parent shall thereafter have the right to block the access by its subscribers of the @Home Service to (i) any content offering with respect to which such Cable
                    Parent would have been entitled to exercise its Cable Parent
                    Exclusion Right as a Discretionary Exclusion (a
                    "Discretionary Access Exclusion") and (ii) any content provider which is attempting to provide video clips exceeding the duration limit set forth in the Specifications and Standards. The exercise of the Cable Parent Access
                    Blocking Right shall be the sole responsibility of the Cable
                    Parent so exercising it (including, but not limited to, the determination of the technological means to block such access), and each Cable Parent agrees that its exercise of such blocking right will be done in such a way that it does not otherwise interfere in any significant way with the delivery and presentation of the @Home Service.

                    Each Cable Parent agrees to indemnify and hold @Home and each other Stockholder harmless from all damages, costs and expenses (including reasonable legal fees) incurred by @Home or each other Stockholder as a result of any claims, actions, suits or other proceedings (including investigations related thereto) of any third party or governmental or regulatory entity (other than a party to a .Com Agreement or a Promotional Agreement) arising out of or relating to the exercise by such Cable Parent of the Cable Parent Access Blocking Right with respect to a Discretionary Access Exclusion. @Home shall assist the Cable Parent in the exercise of such Cable Parent Access Blocking Right so long as @Home is not required to expend substantial effort in respect thereof.

                    @Home acknowledges and agrees that each .Com Agreement and each Promotional Agreement entered into following the Execution Date will contain a provision in which each content provider acknowledges and agrees to the existence and exercise of such Cable Parent Access Blocking Right and Cable Parent Exclusion Right, and agrees that it will not sue or threaten to sue, or seek or attempt to cause any person to commence or threaten any governmental or regulatory action or investigation against @Home or any Cable Parent as a result of or in connection with the exercise of the Cable Parent Access Blocking Right or Cable Parent Exclusion Right.

CONTENT TAG-
ALONG RIGHT:        Each Parent agrees that neither it nor any of its Controlled
                    Affiliates will obtain any Additional Benefit (as defined below) unless it has complied with the provisions of this section. In the event that any Parent or its Controlled
                    Affiliate seeks to enter into a transaction with a third party in which such Parent or Controlled Affiliate may or will receive any Additional Benefit as a condition of or as a result of such third party's entering into a transaction with @Home, then such Parent or Controlled Affiliate will provide written notice to each Cable Parent thereof describing such transaction and the Additional Benefit to be received by such Parent or Controlled Affiliate. Such written notice shall also constitute an offer by such Parent
                    (the "Offeror") to each Cable Parent (each, an "Offeree") to participate in such transaction upon the same terms and conditions as the Offeror (which, in the event any such Additional Benefit is of a limited amount or type, shall mean the right to participate in such transaction pro rata based upon each such accepting Offeree's ownership of equity securities of @Home and otherwise upon the same terms and conditions as such Offeror), which offer may be accepted by such Offeree by written notice to such Offeror, each other
                    Offeree and @Home delivered to such persons not later than the twentieth business day following the date of receipt of such notice; provided that the Offeror may require an earlier response (but not less than five business days following the receipt of such notice) by so specifying in the written notice to the extent such earlier response is reasonably necessary.

                    In the event that it is not reasonably practicable to offer participation in the Additional Benefit as described above, the Offeror shall promptly make payments in cash to the Offerees so that the Offeror and Offeree share in the value of the Additional Benefit pro rata based solely upon their respective ownership of equity securities of @Home.

                    In the event that the consideration to be paid (or Additional Benefit to be received) by any Offeror in connection with such transaction is to consist of assets, securities or other property or services, then the price at which any Offeree may accept such offer shall be or, if applicable, the amount of cash payments by the Offeror, the fair market value of such assets, securities, property or services, which if the parties are unable to agree, shall be the appraised value thereof as determined by a mutually agreed upon investment banking firm. The term "Additional Benefit" shall mean (i) securities or options, warrants or rights to acquire securities, (ii) assets or (iii) other property or benefits of any type, in each case to be received by a Parent or a Controlled Affiliate thereof in a transaction between such Parent or Controlled Affiliate and such third party which transaction is conditioned upon or otherwise contingent upon such third party's entering into such transaction with @Home and is upon terms and conditions which are less favorable to @Home than @Home's regular charges or other terms for such services, or is otherwise on terms which are not arm's-length.

                    The exercise of any rights by a Cable Parent under this section shall be in addition to any rights that a Cable Parent may have with respect to the applicable transaction under the provisions opposite the caption "Most Favored Nations Provisions."

PARENT UNDERTAKING: Each of TCI, as to TCIC and TCI Services, CEI, as to CCI,
                    and Comcast, as to Comcast Cable, hereby undertakes that, in the event that such Parent entity acquires control of any cable television systems which are not Controlled Affiliates of the applicable Cable Parent, such Parent will cause such cable television systems to comply with the terms of this agreement, including the Cable Parent Exclusivity Provisions, as if such cable television systems were parties hereto; provided, that such Parent shall not be obligated to terminate (other than in accordance with the terms and provisions of the applicable agreement) the distribution of any residential Internet Services distributed by such cable system prior to such time as the applicable agreement expires or otherwise may be terminated by such Parent without the incurrence of any material liability or additional obligations thereunder.

                    @Home hereby undertakes that, while the @Home Exclusivity Provisions are in effect, in the event it provides Internet Services (or any comparable services with comparable capabilities) at bit rate speeds greater than 128 kbps through arrangements with an alternate distribution provider (an "Alternative Arrangement") to residences in a geographic area in which a Cable Parent or its Controlled Affiliate subsequently acquires a cable television system that is capable of distributing such services in the geographic area, @Home will use commercially reasonable efforts (i) to offer such services through such cable television system when such system is upgraded in accordance with the Specifications and Standards and scheduled for commencement of service on the Master Roll-Out Schedule and (ii) to terminate @Home's obligations under such Alternative Arrangements in such geographic area; provided, that @Home shall not be obligated to terminate (other than in accordance with the terms and provisions of the applicable agreement) the distribution of such services under such Alternative Arrangements in such geographic area prior to such time as the applicable agreement expires or otherwise may be terminated by @Home (i) without the incurrence of any material liability or additional obligations thereunder and (ii) without any material adverse impact on the economics to @Home of providing such services to residences in the geographic area.

OTHER SERVICES:     Any broadband local transport services provided by Operator to @Home as part of the @Home Facilities, including connectivity to content providers, will be the subject of a separate agreement between the parties, the terms and provisions of which (including the compensation payable thereunder to Operator) shall be mutually agreeable to the parties.

                    In addition, to the extent that new and different devices to connect to the Internet are developed in the future, in the event that any Cable Parent so requests, @Home and such Cable Partner agree to enter into good faith negotiations regarding modifications to the basic terms of the distribution of the @Home Service as well as modifications to the @Home Service itself in order to provide connectivity through such devices upon terms which further the economic benefits to both @Home and such Cable Partner.

TERM: The Master Distribution Agreement shall terminate as to each Cable Parent at the end of the Term of the last to terminate of the LCO Agreements in effect between @Home and such Cable Parent or its Controlled Affiliates entered into pursuant to the Master Distribution Agreement (including any extension or renewal thereof).

VIII.  TERMS OF LCO AGREEMENTS.
       -----------------------

This Section VIII of the Term Sheet is intended to set forth the terms and conditions of the LCO Agreements to be entered into between @Home and the Affiliated Operators of the Cable Parents pursuant to which such Affiliated Operators would distribute the @Home Service. These provisions are also intended to serve as the basis upon which @Home would seek to negotiate LCO Agreements with Operators which are not Controlled Affiliates of any Cable Parent. With respect to LCO Agreements between @Home and such Affiliated Operators, the following provisions are intended to provide a summary of the terms and conditions of such LCO Agreements. With respect to LCO Agreements to be entered into with Operators which are not Controlled Affiliates of any Cable Parent, however, such terms and conditions are intended to form a basis upon which @Home may negotiate such agreements, and therefore, subject to the MFN provisions in the Master Distribution Agreement, @Home may vary such terms and conditions granted to such Operators from the terms and conditions set forth below.

A.  ROLL-OUT OF THE @HOME SERVICES

OPERATOR TERRITORY: The LCO Agreement will provide that the @Home Services initially will be made available as and to the extent provided in the Master Roll-Out Schedule (the relevant portions of which shall be incorporated into the LCO Agreement (referred to below as the "Roll-Out Schedule")) in that portion of the geographic area covered by the LCO Agreement where Operator is providing cable television service through Operator's distribution facilities (the "Operator Territory").

@HOME ROLL OUT
COMMITMENT:         @Home will use commercially reasonable efforts to complete the Network Upgrade in the Operator Territory containing the Offered Homes Passed set forth in the LCO Agreement on or before the Projected Commencement Date in accordance with the applicable provisions of the Roll-Out Schedule (and thereafter as may be required to make available to Operator the @Home Services (including at any additional applicable
                    Point of Demarcation) in connection with the commencement of the provision of the @Home Services to subscribers in additional portion(s) of the Operator Territory), in each case subject to the Operator having completed the Cable
                    System Upgrade. Subject to the requirements of the Roll-Out
                    Schedule, @Home and Operator shall negotiate in good faith and use commercially reasonable efforts to coordinate the timing of the completion of the Cable System Upgrade and the Network Upgrade in each applicable portion of the Operator
                    Territory.

FAILURE BY @HOME
TO ROLL-OUT:        In the event that @Home does not complete the Network
                    Upgrade in the Operator Territory on or prior to the date which is 120 days after the Projected Commencement Date, then, Operator shall have the right to terminate the Cable
                    Parent Exclusivity Provisions as to the Operator Territory.

                    In the event that @Home does not complete the Network Upgrade in the Operator Territory on or prior to the date which is 180 days after the Projected Commencement Date, then, Operator shall have the right to either (x) continue the election made above and, at such time as the @Home Services become available for distribution in such area, distribute the @Home Services in accordance with the terms of the LCO Agreement (other than the Cable Parent Exclusivity Provisions as to the Operator Territory) or (y) terminate the LCO Agreement; provided however, that if
                                                 -------- -------
                    Operator terminates the LCO Agreement and @Home completes the Network Upgrade in the Operator Territory within the otherwise applicable Term of such LCO Agreement had such LCO Agreement not been terminated, Operator may then elect to reinstate the LCO Agreement (without, however, giving effect to the Cable Parent Exclusivity Provisions as to the Operator Territory).

                    In the event that @Home fails to complete the Network Upgrade with respect to any portion of the Operator Territory, then Operator's remedies described above will only be exercisable with respect to such portion of the Operator Territory, unless such failure relates to a material portion of the Operator Territory, in which case such remedies shall apply to the entire Operator Territory.

                    The availability of remedies to Operator hereunder shall be subject to Operator's satisfaction of its obligations set forth below.

OPERATOR ROLL-OUT
COMMITMENT:         Operator will use commercially reasonable efforts to
                    complete the Cable System Upgrade of the required Operator
                    Facilities no later than the Projected Commencement Date, such that the number of Homes Passed in the Operator
                    Territory capable of receiving the @Home Services equals or exceeds the number of Homes Passed specified in the Roll-Out
                    Schedule for the applicable Planning Period, subject to @Home having completed the Network Upgrade in the applicable portions of the Operator Territory. Notwithstanding any other provisions contained herein, upon not less than 180 days notice prior to the Projected Commencement Date, an Operator may terminate or defer the Projected Commencement
                    Date without any liability hereunder, as to the portion of the Operator Territory applicable to such Projected
                    Commencement Date.

FAILURE BY OPERATOR
TO ROLL-OUT:        Subject to the right to terminate or defer the Projected
                    Commencement Date set forth in the preceding paragraph, in the event that Operator does not complete the Cable System
                    Upgrade of the required Operator Facilities on or prior to the date which is 180 days after the Projected Commencement
                    Date set forth on the Roll-Out Schedule, then (i) Operator shall be required to pay to @Home, as liquidated damages and not as a penalty, the @Home Specified Remedy and (ii) @Home shall be entitled to terminate its obligations under the @Home Exclusivity

                    Provisions with respect to those portions of the Operator Territory where @Home reasonably determines, after consultation with Operator, that Operator has ceased to use commercially reasonable efforts to complete the Cable System Upgrade so as to comply with the Roll-Out Schedule.

                    To the extent that any failure by Operator to complete a Cable System Upgrade results from the failure by Operator to timely obtain any regulatory or third party consent or approval required on the part of Operator in order to so complete the Cable System Upgrade in any portion of the Operator Territory, the obligations of each party under the LCO Agreement shall be suspended until such time as Operator obtains any such regulatory or third party consent or approval; provided, that Operator shall continue to use all reasonable efforts to obtain any such consent or approval; and provided further, that (i) the obligations of @Home under the @Home Exclusivity Provisions with respect to any affected portion(s) of the Operator Territory shall terminate to the extent any such suspension lasts for more than 180 days after the Projected Commencement Date and (ii) either party shall be entitled to terminate the LCO Agreement as to the affected portion(s) of the Operator Territory in the event of any such suspension that lasts for more than 270 days after the Projected Commencement Date.

EXTENSIONS OF TIME: The time for a party's performance (including any cure period for a failure to perform) under the LCO Agreement shall be extended day-for-day by (i) in the event of a concurrent failure to perform by the other party, the number of days of any resulting delay in such party's ability to perform or (ii) the number of days such party's performance was prevented or delayed by the occurrence of a Force Majeure Event (as defined below).

SOLE REMEDIES:      The remedies described herein will be the sole remedies
                    available to the parties with respect to a party's failure to meet its obligations under the Roll-Out Schedule.

TESTING: As soon as practicable following notification by Operator to @Home that the Cable System Upgrade has been completed in any designated portion of the Operator Territory, @Home and Operator shall agree upon a test date for such Operator Facilities and the applicable @Home Facilities, if any, which testing shall verify that the applicable Operator Facilities and, if applicable, @Home Facilities, perform in accordance with the Specifications and Standards.

COMMENCEMENT OF
SERVICES:           Following such testing and the agreement of the parties that the applicable Operator Facilities and @Home Facilities comply with the Specifications and Standards, @Home shall make the @Home Services available to Operator for distribution by Operator to subscribers in those portions of the Operator Territory served by such Operator Facilities, and Operator shall commence offering and providing the @Home
                    Services to subscribers in such portions of the Operator
                    Territory.

OWNERSHIP AND
MAINTENANCE:        As between @Home and Operator, @Home will, at its own
                    expense, provide, install, maintain, repair, inspect, replace or remove, operate and control the @Home Facilities necessary to provide the @Home Services to subscribers in the Operator Territory up to the Point of Demarcation in accordance with the Specifications and Standards. As between @Home and Operator, Operator will, at its own expense, provide, install, maintain, repair, inspect, replace or remove, operate and control the Operator Facilities necessary to distribute the @Home Services from the Point of Demarcation to subscribers in the Operator Territory in accordance with the Specifications and Standards.

                    As between Operator and @Home (i) Operator shall retain full ownership and operating control of, and will be fully responsible for operating and maintaining, the Operator Facilities, and (ii) @Home shall retain full ownership and operating control of, and will be fully responsible for operating and maintaining, the @Home Facilities. Subject to the foregoing, @Home will be responsible for the management of the @Home Network, including but not limited to, the collection of data necessary to provide for the billing of Premium Service Revenues and surveillance over the @Home Network regarding hardware or software problems or failures. Notwithstanding the foregoing and subject to all applicable laws, all subscriber data shall remain the property of the applicable Operator and @Home shall deliver to Operator, on a regular basis, all subscriber data relating to subscribers of the @Home Services located within the Operator Territory collected by it in the course of its management of the @Home Network, subject, however, to the right of @Home to
                             -------  -------
                    aggregate and categorize such subscriber data (i.e., in a manner which does not identify specific subscribers) for use in promotional efforts and @Home Network management.

PERFORMANCE
STANDARDS:          Operator shall operate and maintain the Operator Facilities in accordance with the applicable requirements of the Specifications and Standards. @Home shall operate and maintain the @Home Facilities so that such facilities are capable of delivering the @Home Services to Operator for distribution to subscribers in the Operator Territory in accordance with the applicable requirements of the Specifications and Standards.


B.  MARKETING; CUSTOMER SERVICE.

MARKETING:          Operator and @Home will enter into a Joint Marketing
                    Agreement which will provide, among other things, that (i) to the extent that @Home engages in any national marketing campaign with respect to the @Home Services, @Home shall provide marketing support of substantially similar quality and quantity and on no less favorable terms and conditions to Operator as provided to operators of similarly situated cable systems, (ii) Operator will use commercially reasonable efforts to cooperate and participate in such national marketing efforts, and (iii) Operator may engage in local marketing efforts with respect to @Home and the @Home
                    Services, and @Home shall use its commercially reasonable efforts to cooperate and participate in such efforts.

BRANDING:           The @Home Services will be marketed and provided by @Home
                    and Operator under the @Home brands pursuant to the form of trademark license agreement (the "Trademark License
                    Agreement") to be entered into between @Home and Operator
                    (such brands to be used alone or in conjunction with Operator's "cable" brand), subject to the quality standards and usage guidelines set forth in such agreement. The @Home brands will be prominently displayed on the browsers.

HOME PAGE:          @Home will provide Operator with a selection of first screen templates for use in developing and configuring Operator's local home page and any local "theme" pages. Operator may customize these templates; provided, that the home page and any such theme pages comply with the look and feel, configuration and quality guidelines to be established by @Home to insure a consistent image and quality standard for the @Home Services to support national branding of the @Home
                    Services (the "Style Guidelines").

NATIONAL/LOCAL      With the exception of the Local Area (including the BUI
CONTENT:            Button), the content received by a subscriber upon startup of the @Home Services, any thematic linked pages thereto, the browsers and all related navigation devices shall be programmed by @Home, and each Operator shall be required to accept the @Home Services as so programmed (subject, however, to the Specifications and Standards), including, but not limited to, any promotional-type content, special hot-links, video barker and the content and organization of such pages, subject, however, to the Cable Parent Exclusion
                    Right and the Cable Parent Access Blocking Right.

CUSTOMER SERVICE:   Operator shall have the exclusive first opportunity to
                    provide all customer service required in connection with the provision of the @Home Services to subscribers in the Operator Territory receiving the @Home Services through the Operator Facilities.

                    At Operator's election (pursuant to procedures set forth in the LCO Agreement), Operator may allocate all or part of such customer service responsibility to @Home, in which case @Home may be entitled to compensation from Operator as set forth below for the provision of such services based on standard charges established by the LCO Agreement (which charges shall be based on @Home's cost of providing such services, plus a reasonable return).

C.  COMPENSATION AND BILLING.

ALLOCATION OF
BILLING

RESPONSIBILITY:     Operator shall be responsible for the billing and collection of monthly subscription fees (including the allocable portion of any charges related to bundled services) from subscribers to the @Home Services in the Operator Territory which receive the @Home Services through the Operator
                    Facilities. Notwithstanding the foregoing, as between @Home and Operator, the collection of fees and charges relating to the utilization by subscribers of Premium Services shall be the responsibility of the party contracting with the applicable provider of such Premium Services regarding the provision of such services.

PRICING: Operator shall have complete discretion as to the pricing of the @Home Services and any Premium Services (as to which Operator is the contracting party) to subscribers in the Operator Territory receiving the @Home Services through the Operator Facilities.

COMPENSATION:       Operator shall make monthly payments (the "Monthly
                    Payments") to @Home in respect of each month during the Term in an amount equal to (i) 35% of aggregate Basic Service
                    Revenues collected by Operator during such month from the provision of the @Home Services to subscribers using the Operator Facilities (the "Basic Service Revenue Split") plus
                    (ii) 35% of Premium Service Revenues collected by Operator during such month from the provision of Premium Services to subscribers accessing such services using the Operator
                    Facilities (to the extent that Operator is responsible for the collection of such charges). Exhibit B sets forth the services @Home shall provide to the Operator in return for the Basic Service Revenue Split.

                    The Basic Service Revenue Split is based on the assumption that Operator will provide Tier I customer service and that @Home will provide Tier II and Tier III customer service (as such terms are defined in Exhibit B). To the extent that such customer service is provided other than in accordance with the foregoing allocation, and Operator directs @Home to provide all or any portion of Tier I customer service, @Home will be entitled to compensation from Operator for the provision of such services based on standard charges established by the LCO Agreement, which charges shall be based on @Home's cost of providing such services plus a reasonable return. In the event that Operator elects to perform all or part of Tier II customer service, such Operator will receive a credit against the amount it would otherwise owe to @Home pursuant to this paragraph equal to @Home's cost of providing such services plus a reasonable return.

                    @Home shall make payments to Operator on a monthly basis in an amount equal to 65% of Premium Service Revenues collected by @Home during such month from the provision of Premium Services to subscribers in the Operator Territory accessing such services using the

                    Operator Facilities (to the extent that @Home is responsible for the collection of such charges).

                    The percentage of Premium Service Revenues to which Operator is entitled pursuant to the preceding two paragraphs is referred to herein as the "Premium Service Revenue Split." The Premium Service Revenue Split will be subject to adjustment in accordance with the provisions under the caption "Execution of Promotional Agreements and Exercise of Cable Parent Exclusion Right."

                    As used herein, "Basic Service Revenues" means revenues from the @Home Services collected by Operator (other than Premium Service Revenues) including any amounts received by Operator in respect of the provision of cable modems to subscribers but excluding any fees collected for installation, and "Premium Service Revenues" means the net revenues retained by Operator or @Home, as the case may be, derived from its performance pursuant to .Com Agreements and Promotional Agreements, including service fees, content provider charges, transaction fees, subscriber fees, advertising and promotional revenue or other transaction value (including barter payments or advertising avails), from the provision of the @Home Services to customers in the Operator Territory.

                    Notwithstanding the foregoing, any fees or other amounts received by @Home which relate to the programming of the National Area, including service fees, content provider charges, transaction fees, advertising and promotional revenue or other transaction value (including barter payments or advertising avails) shall not be included within the definition of either Basic Service Revenues or Premium Service Revenues, and @Home shall be entitled to retain all amounts collected by it in respect of such activities.

                    The foregoing Basic Service Revenue Split and Premium Service Revenue Split (collectively the "Revenue Splits") shall be subject to adjustment from time to time by the Board of Directors of @Home as provided below:

                    1. The Revenue Splits to @Home may be decreased by the Board and increased by a Supermajority Vote of the Board with respect to all existing LCO Agreements with an Affiliated Operator and all LCO Agreements to be entered into with an Affiliated Operator.

                    2. In connection with the @Home IPO, the Board will review the Revenue Splits in connection with @Home's preparations for the IPO.

                    Notwithstanding the foregoing, any fees or other amounts received by Operator which relate to, the programming of the Local Area or the provision of Local Service, including service fees, content provider charges, transaction fees, advertising and promotional revenue or other transaction value (including advertising avails and barter payments) shall not be included within the definition of either Basic Service Revenues or Premium Service Revenues, and Operator shall be entitled to retain all amounts collected by it in respect of such activities; provided, that @Home shall be entitled to reasonable compensation for network management services provided by @Home and any caching and replicating (including, but not limited to, technical assistance and, if applicable, the lease of capacity in the @Home Facilities) provided by @Home with respect to such Local Service in connection with the provision of such Local Service and/or the connection of such Local Content provider to the @Home Network (based on @Home's cost of providing such services, plus a reasonable return) for such services requested by Operator.

                    In the event that Operator makes the Operator Facilities available to @Home in connection with the provision of Internet Services to large business customers, the revenues attributable to the provision of such services using Operator's HFC plant (e.g., "Work @Home" revenues) ("@Work Service Revenues") shall be allocated 70% to Operator and 30% to @Home.

MONTHLY PAYMENT

PROCEDURES:         Not later than 30 days following the last day of each month,
                    Operator shall deliver to @Home a certificate containing
                    Operator's calculation of the amount of the Monthly Payment due to @Home in respect of such month and the basis for such calculation, which calculation shall have been certified by an officer or authorized designee of Operator as true and correct and as having been made in accordance with the provisions set forth above. Not later than 30 days after the last day of each month Operator shall deliver to @Home the Monthly Payment in respect of such month. Operator shall maintain detailed records relating to the usage of the Premium Services and the calculation of Premium
                    Service Revenues, and shall permit Operator access to such records at reasonable times upon reasonable notice to make copies of such records and to discuss the calculation of the Premium Service Revenues with officers and employees of @Home. Operator and @Home shall meet in good faith to resolve any disagreements regarding the calculations of all such amounts.

ANCILLARY SERVICES: @Home shall provide Operator with a schedule of its charges related to the provision by it of ancillary services to Operators, such as customer support and service, network management, and Local Service-related fees, which schedule shall be updated periodically. With respect to those services which Operator may elect to purchase, Operator shall notify @Home of such election and agreement to pay such fees, and @Home shall as soon as practicable thereafter and as agreed with Operator, commence providing such services to Operator in accordance with such schedule of fees. @Home shall bill Operator on a regular basis for such optional services elected by Operator and for those services, such as fees for network management, which are required to be purchased by Operator, and Operator shall remit such payment promptly to @Home. The arrangements contemplated by the foregoing paragraph are referred to in this Term Sheet as the "Ancillary Services Arrangements." Ancillary Service Arrangements do not include those services specified in Exhibit B that are provided to the Operator in return for the Basic Service Revenue Split.

TAXES: The billing party agrees to pay any sales, use, gross receipts, excise or other local, state and federal taxes, fees or charges, however designated (excluding taxes on the other party's income) imposed on or based upon the provision, sale or use of Basic Services, Premium Services or @Work Service Revenues, if any; provided, that such amounts will not be included in Basic Service Revenues, Premium Service Revenues or @Work Service Revenues, but will be separately stated on each monthly statement to the other party.

D.  MISCELLANEOUS.

REGULATORY:         Each party will at its own expense use all commercially
                    reasonable efforts to obtain all regulatory consents, authorizations and approvals that are necessary for it to obtain in connection with its execution and performance of the LCO Agreement and the provision of the @Home Services using the Operator Facilities in the Operator Territory.

CONFIDENTIALITY:    Each party will, and will cause its respective officers,
                    directors, employees and advisors to, maintain in confidence all confidential and proprietary information and data of the other party ("Confidential Information"), and will not disclose Confidential Information to any other person, subject to customary exceptions.

INDEMNIFICATION:    Each party shall indemnify the other party against, and hold the other party harmless from, any claim, demand, loss, damage, liability or expense (including reasonable attorneys' fees and disbursements) arising out of or resulting from such party's breach of this Term Sheet or negligence or intentional act committed in connection with the transactions contemplated by this Term Sheet.

FORCE MAJEURE:      The parties agree that upon the occurrence of events making a party's timely performance under this Term Sheet impracticable due to, among other matters, hardware or software shortages, equipment shortages or failures (in each case resulting other than from such party's negligence), or through acts of God or other events beyond its control (a
                    "Force Majeure Event"), such party's performance of its obligations hereunder shall be suspended during such period;
                    provided, that each party shall be obligated to use commercially reasonable efforts to cure any such failure to perform as promptly as possible to the extent it relates to its portion of the @Home Network; and, provided further, that either party shall be entitled to terminate its obligations as to the affected portions of the Operator
                    Territory in the event any such failure to perform is not cured in all material respects so as to permit the resumption of the provision of the @Home Services in the affected portion of the Operator Territory within 180 days.

CONDEMNATION:       If all or any portion of the Operator's Facilities are taken or proposed to be taken for any public or quasi-public purpose by any governmental authority by the exercise of right of eminent domain, Operator will so notify @Home, and will use commercially reasonable efforts to reroute or replace the affected area in accordance with the Specifications and Standards within 180 days of the taking.
                    In the event the affected facilities are not so rerouted or replaced within such 180 day period, @Home or Operator (but only to the extent Operator has used commercially reasonable efforts in accordance with the previous sentence) will be entitled to terminate its obligations as to the affected portions of the Operator Territory without further liability or obligation to either party.

TERM: The term (the "Term") of an LCO Agreement entered into with any Affiliated Operator (including any Operators which have entered into LCO Agreements prior to the date such Operator becomes a Controlled Affiliate, provided that such Operator's original LCO Agreement does not specify a longer term) shall begin on the Commencement Date and shall end on the latest to occur of (i) the third anniversary of the applicable Commencement Date, (ii) the earlier to occur of
                    (A) the sixth anniversary of the Execution Date and (B) 90 days following the termination of the Restricted Period as to the Cable Parent of the applicable Affiliated Operator, and (iii) 90 days following written notice from the applicable Stockholder that it has ceased to be an Exclusive Stockholder; provided, that, at any time following the effectiveness of its exercise of the Comcast Non-Exclusive Right, Comcast Cable, by 90 days written notice, shall have the right to terminate all LCO Agreements entered into by it and its Controlled Affiliates (in which case either of @Home or Comcast Cable shall have the right to extend the Term for an additional 90 days by written notice to such effect given to the other party within 30 days following Comcast Cable's notice of its exercise of its right pursuant to this proviso). Operator shall also have the right to renew the term of the LCO Agreement for an additional period of three years by written notice to such effect given to @Home not later than 90 days prior to the end of the Term.

TERMINATION:        Each party may terminate the LCO Agreement (i) following a material breach by the other party that has not been cured after 30 days written notice thereof (other than a breach for which the applicable remedies available to the non-breaching party are otherwise specified by the LCO
                    Agreement), (ii) upon the occurrence of events specified herein granting a party the right to terminate such agreement, or (iii) upon the bankruptcy or insolvency of the other party.

REPRESENTATIONS:    The LCO Agreement shall contain representations and
                    warranties of the parties that are customary and appropriate in the context of the transactions contemplated thereby.

IX.  GENERAL
     -------

REASONABLE
COMMERCIAL
EFFORTS: Any reference in this Term Sheet to an obligation to use "all commercially reasonable efforts," "reasonable commercial efforts" or any similar level of effort shall mean an obligation to use commercially reasonable efforts, and no difference in the language expressing any such level of effort shall imply any substantively different obligation.

AMENDMENTS TO
THIS TERM SHEET:    The provisions of this Term Sheet may not be amended,
                    modified, supplemented or superseded unless approved in writing by each Stockholder and @Home.

                                   EXHIBIT A
                                   ---------

SUPERMAJORITY ITEMS
-------------------

          The By-Laws of @Home shall provide that no action may be taken with respect to any of the following matters without the affirmative vote or written consent of 75% (rounded up to the nearest whole number of Directors) of the total number of Series K and Series A Directors, voting as a separate class of Directors (such vote or consent, a "Supermajority Vote"); provided, however, that any action with respect to the following matters which would also constitute a Related Party Transaction shall require the affirmative vote or written consent of 75% (rounded up to the nearest whole number of Directors) (or two-thirds if there are only three such Directors) of the total number of Series K, Series T, and Series A Directors not required to abstain with respect to such matter, voting as a separate class of Directors.

          1. The merger, consolidation or other business combination by @Home or any subsidiary of @Home into or with any other entity, other than any transaction involving only @Home and/or one or more directly or indirectly wholly owned subsidiaries of @Home; provided, however, that the provisions of
                                    --------  -------
this paragraph shall not apply to transactions which have been approved in accordance with paragraphs 2 and 4 below, or which would not otherwise require approval thereunder.

          2. The acquisition (other than an acquisition covered by paragraph 4 below) by @Home or any subsidiary of @Home of any assets or properties (including stock or other equity interests of a third party) in one transaction or a series of related transactions, which assets or properties have an aggregate purchase price or value in excess of twenty percent (20%) of the fair market value of the consolidated assets of @Home.

          3. The disposition by @Home or any subsidiary of @Home of any assets or properties (including stock or other equity interests of a third party) in one transaction or a series of related transactions having an aggregate value in excess of fifty percent (50%) of the fair market value of the consolidated assets of @Home.

          4. The acquisition by @Home or any subsidiary of @Home of any assets or properties in exchange for or in consideration of the sale or issuance to any person of capital stock of @Home which sale or issuance would constitute in excess of 16b% of the fully diluted shares of @Home (on a common stock equivalent basis) (including such shares to be issued or sold).

          5. If a person other than the person previously interviewed by Cox and Comcast is appointed prior to Closing, the approval of the Chief Executive Officer and, thereafter, the removal of any Chief Executive Officer and the appointment of any successor thereto.

          6. Any actions resulting in the voluntary dissolution or liquidation of @Home, or the initiation of any proceedings relating to the voluntary bankruptcy of @Home.

          7. Any amendment to or modification of any provision of the Charter or By-Laws, other than (a) the filing of any Certificate of Designation or amendment to the Charter establishing any class or series of preferred stock of @Home, the establishment, issuance and sale of which would not violate paragraph 8 below, (b) any amendment to or a modification of the Charter which is necessary in order to implement any action which has been otherwise approved by a Supermajority Vote, (c) any amendment to the Charter which is reasonably necessary in connection with @Home's IPO and which does not have an adverse effect upon a holder of Convertible Preferred Stock which effect is different from the effect of such amendment upon other holders of Convertible Preferred Stock and (d) any amendments to the Charter which are specifically contemplated by the provisions of the Term Sheet (including in connection with any Interim Financing).

          8. The (a) establishment or creation of any additional class of capital stock or any security having a direct or indirect equity participation in @Home, (b) sale or issuance of (i) shares of capital stock or securities having a direct or indirect equity participation in @Home, or (ii) warrants, options or rights to acquire shares of capital stock or securities having a direct or indirect equity participation in @Home or securities convertible into or exchangeable for capital stock or any security having a direct or indirect equity participation in @Home, in each case, which capital stock or other security constitutes Special Voting Stock.

          9. Any increase in the aggregate number of Management Pool Shares issued or reserved for issuance to management (including shares reserved for issuance upon exercise of options, warrants or other rights) pursuant to all incentive compensation plans (collectively, the "Management Stock Plan") in excess of an aggregate amount calculated at the time of such proposed increase equal to (i) 8,000,000, plus (ii) the greater of (x) 0.075 multiplied by the
                        ----
number of shares of Series A Common Stock (or options, warrants or other rights to acquire shares) issued by @Home subsequent to the closing of the transaction contemplated by this Term Sheet (other than shares (or options, warrants or other rights to acquire shares) issued pursuant to the Management Stock Plan or shares issued upon conversion of shares of Convertible Preferred Stock) and (y) the number of shares (or options, warrants or other rights to acquire shares) the issuance of which would represent a dilution of the fully diluted equity of @Home (including the assumed issuance of all shares in the Management Stock Plan prior to such increase) of 4% per year from the closing of the transaction contemplated by this Term Sheet to the date of such proposed increase.

          10. (a) The declaration or payment of any dividend on, or the making of any distribution to holders of, Junior Stock or equity securities of any subsidiary of @Home (other than a wholly owned subsidiary) or (b) the purchase, redemption or other acquisition for value of any Junior Stock or equity securities of any subsidiary of @Home or any options, warrants or other rights to acquire such securities (other than the repurchase by @Home of shares of Junior Stock, or options, warrants or other rights to acquire shares of Junior Stock, issued to employees, directors or consultants pursuant to repurchase rights contained in the instrument pursuant to which such securities were originally granted).

          11. The adoption of any budget which is or contains a Non-Pro Rata Roll-out Budget.

          12. Any action by @Home which would have the effect of increasing the percentage of (x) Basic Service Revenues payable by an Operator to @Home or (y) Premium Service Revenues payable by an Operator to @Home pursuant to @Home's standard form of LCO Agreement.

          13. The appointment of any outside directors to the .Com Committee following the IPO (other than CEO, the Series K Director, Will Hearst and Jim Barksdale).


UNANIMOUS ITEMS
---------------

          The following items are required to be approved by all of the Series K and Series A Directors:

          1. The incurrence by @Home of any indebtedness for borrowed money which provides for recourse against a Stockholder without the consent of such Stockholder.

          2. The authorization or issuance of any shares of Convertible Preferred Stock following consummation of the transactions contemplated by this Term Sheet.

          3. Any amendments to or modifications of the items listed on this Exhibit or the requisite vote or consent for approval thereof.

          4.  Any increase in the number of Series A or Series K Directors.

          5. Any modification of the rights of the holders of the Series A or Series K Preferred Stock to designate and elect directors, except for any amendments or modifications contemplated by the Term Sheet.

          6. Any amendments to or modifications of any provision of the By-Laws which set forth the Supermajority Voting and Unanimous Voting provisions set forth on this Exhibit, except for any amendments or modifications contemplated by the Term Sheet.

          7. The appointment of any directors (other than the CEO, the Series K Director, Will Hearst, Jim Barksdale or any outside directors) to the .Com Committee.

          8. Any amendment or modification to the Specifications and Standards which would require the Operator Facilities of any Cable Parent to be capable of delivering video clips in excess of 10 minutes.

                                   EXHIBIT B


                            @HOME RESPONSIBILITIES

Below is a list of the responsibilities of @Home.

1.        NATIONAL BACKBONE AND REGIONAL DATA CENTER
          ------------------------------------------

               a. Provide interconnection of headends/hubs to the RDC. The expected speed of interconnection will be equal to or greater than 45 Mbps (DS3) speeds or equivalent bandwidth capable of creating the same user experience.

               b.   Connect RDC with the @Home Internet Backbone.

               c.   Develop the Internet Backbone.

               d. Provide network management to include elements of the cable plant including the cable modem. Also included is the integration of the network management, provisioning, and subscriber management systems.

               e.   Provide technical support for backbone (7x24).

               f. Provide outage statistics coming from network management including, to the extent practicable, real time notification to the Operator.

               g. Provide Quality of Service capability at the backbone level when available.


2.        CONNECTIVITY SERVICES
          ---------------------

               a.   Provide Internet IP addresses for @Home service users.

               b. Interconnect the @Home backbone to the rest of the Internet through a high speed connection to certain Network Access Points
               (NAPs). The speed of the connection is expected to be equal to or greater than 45 Mbps.

               c.   Provide peering agreements for NAP interconnection.

               d. Provide Internet mail (IMAP compatible) and chat service (IRC compatible).

               e.   Provide connectivity to other on-line hosting services.

               f. Provide dial-up access for traveling subscribers at an additional cost to the subscriber based on usage above a minimum.

3.        SOFTWARE
          --------

               a.   Provide client software to include the following:

                         *    Browsers with free upgrades.

                         * TCP/IP stack (where needed) that is multicast enabled.

                         * Application Plug-ins to enhance the surfing experience (i.e., AVI, Real Audio, VRML viewer).

               b. Provide IMAP or POP compatible mail services including an email server.

               c.   Provide DNS service.

               d.   Provide software for caching, replication and proxy servers.

               e. Provide single copies of client and server documentation for training of cable personnel.

               f.   Provide installation scripts.

               g.   Provide a customized, broadbanded browser.


4.        HARDWARE
          --------

               a. Provides all hardware required for the @Home broadband service on @Home's side of the Point of Demarcation as set forth in the Term Sheet.

               b. Authorize, where possible, MSO to purchase hardware collectively with @Home.

               c. Provide necessary hardware for interconnection of headends/hubs and the RDC and for the routers that enable connectivity to the Internet at large, including security.

               d.   Provide project cutover team for new market launches.

               e. Integration of HE cable data router and customer modem into customer network management and provisioning. MSO will cover the headend modem costs.

5.        CONTENT AND MARKETING
          ---------------------

               a. Provide all funds for national marketing in accordance with the Term Sheet.

               b. Provide support and tie-ins for local marketing in accordance with the Term Sheet.

               c.   Negotiate all national content agreements.

6.        CUSTOMER SERVICE
          ----------------

               a.   Provide 7X24 technical support for Tier II and Tier III.

               b. Provide software and documentation for @Home installation (including guidelines for modem & AO installation).

               c.   Provide technical support for MSO technicians.

               d. Work with MSO to design and specify the interface for billing and MSO Tier I customer support.

                   @HOME CUSTOMER SERVICE TIER DESCRIPTIONS


TIER I
------

Tier I customer service is the "front line" of the @Home/MSO product offerings. The responsibility of Tier I service is to provide information to the customer, initiation and changes of service, billing inquiries and some low-level trouble shooting, and frequently asked questions. Tier I will include the following:

 .    Start, stop and changes of service.

 .    Determination of service eligibility.

 .    Product information.

 .    Provisioning and initial setup script - IP address generation, logins, email setup, password capturing, etc.

 .    Service installation and dispatch scheduling and setup.

 .    Trouble ticket status reporting.

 .    Initial problem resolution. Tier I will include reasonably simple scripted troubleshooting (based on script provided by @Home) and cable network related problem diagnosis.

 .    Billing and pricing questions.


TIER II
-------

Tier II customer service is the diagnostic and problem resolution layer of the @Home/MSO customer service offering. In this layer, the symptoms of the problems are understood and recorded, the problem(s) are determined and action is taken to resolve problem(s). This group will have advanced technical troubleshooting skills and tools. Support from this group will include:

 .    Desktop OS support.

 .    @Home network information.

 .    @Home delivered software support.

 .    Problem diagnosis and resolution.

 .    Build knowledge base and on-line information systems.

 .    Handle Web and E-mail support.

TIER III
--------

Tier III will provide customer service and network operations support. This group will handle any call not able to be resolved by Tier II. In addition to resolving the more difficult customer problems, this group will be doing ongoing network monitoring.

                                  Schedule 1

FOUNDERS        ADDITIONAL      CABLE          CABLE              PARENT     STOCKHOLDER         STOCKHOLDER GROUP
--------                        -----          -----              ------     -----------         -----------------
                INVESTORS       PARTNERS       PARENT
                ---------       --------       ------
TCI Sub         Comcast Sub     TCI Sub        TCI Services and   TCI        TCI Sub             TCI Sub, TCI
                                               TCIC                                              Services and TCIC
                                                                                                 and their respective
                                                                                                 controlled affiliates
KPCB            Cox Sub         Comcastub      Comcast Cable      Comc  ast  Comcast Sub         Comcast Sub, Comcast Cable
                                                                                                 and their respective
                                                                                                 controlled affiliates
                                Cox Sub        CCI                CEI        Cox Sub             Cox Sub, CCI and their respective
                                                                                                 controlled affiliates
                                                                  KPCB       KPCB                KPCB Affiliates,
                                                                             Affiliates          KPCB and their respective
                                                                             (collectively)      controlled affiliates

                                  Schedule 2

                            @ HOME EQUITY & VOTING

Investor                            Series T        Percent of          Series K         Percent of     Series A         Percent of
                                    Preferred        Series T          Preferred          Series K      Preferred         Series A
TCI Sub *                           770,000.00        100.00%                                         1,553,000.00           51.62%
KPCB Affiliates **                                                     693,883.00        100.00%              0.00            0.00%
Comcast Sub                                                                                             727,865.00           24.19%
Cox Sub                                                                                                 727,865.00           24.19%
Management

   Total Shares                     770,000.00        100.00%          693,883.00        100.00%      3,008,730.00          100.00%

                                 Shares of Con.      Percent of         Common          Percent of      Voting Percent      No. of
                                     Pref.           Con. Pref.       Equivalent          Equity                           Directors

TCI Sub                           2,323,000.00         51.94%       23,230,000.00         45.35%             76.77%              5
KPCB Affiliates                     693,883.00         15.51%        6,938,883.00         13.55%              5.76%              1
Comcast Sub                         727,865.00         16.27%        7,278,650.00         14.21%              6.04%              1
Cox Sub                             727,865.00         16.27%        7,278,650.00         14.21%              6.04%              1
Management                                                           6,500,000.00         12.69%              5.39%              1

   Total Shares                   4,472,613.00        100.00%       51,226,183.00        100.00%            100.00%              9

* Currently owns 15.4 mill.; to be reverse split 10 to 1 and 770,000 shares of Series T Preferred to be exchanged for Series A Preferred. TCI Sub to buy additional 783,000 shares of Series A Preferred.

** Currently owns 4.6 mill.; to be reverse split to 460,000; KPCB Affiliates to purchase additional 233,883 shares; Series K to convert into Series A Common.

                                  Schedule X

  1. Master Services Agreement dated August 21, 1995 entered into between SSDS, Inc. and At Home Corporation concerning the development and system integration of back office systems for @Home.

  2. Invoice issued by AND Interactive Communications Corporation to At Home Corporation dated December 14, 1995 to provide prototype development of the @Home user interface.

                                   Exhibit C


                         Standards and Specifications


  I.  Objective

       This document is to provide a baseline criteria for the @Home Cable Partners to identify qualified systems for submission to the Master Roll-Out Schedule.


  II.  Standards and Specifications

              1. Cable network architecture will be based on Hybrid Fiber Coax; with fiber optic facilities feeding distribution nodes that revert to coaxial cable in to the home.

              2. Bandwidth allocation for the service will be at least one 6 MHz channel in the downstream direction.

              3. MSO will test and provide performance information as to the condition of the plant.

              4. MSO will provide a minimum rack space configuration of three six foot racks for cable data router equipment and servers; totaling 180" to 200" for this launch configuration.

              5. MSO will take reasonable steps to protect the headend from fire, loss of power, deviations in climate requirements and intrusion.

              6. MSO will not be required to carry video clips in excess of 10 minutes.

                                  Schedule Z

  A.  Cox Restricted Businesses

      High Speed Internet Access operations in Phoenix, AZ


  B.  TCI Restricted Businesses

      The TCI cable system in East Lansing, Michigan is offering consumer Internet services on a commercial basis. This system has been providing these services since April of 1995 and currently has a subscriber count of almost 400; 65% of whom are residential users. The service is priced in two tiers; tier 1 is $44.95 per month on Zenith cable modems and tier 2 is $69.95 on LANcity cable modems.

  C.  Comcast Restricted Businesses

      Trials in Philadelphia, PA

      Sarasota on-line in Sarasota, Florida

      Work at home trial in Northern, New Jersey.

                               Table of Contents

                                                                            Page
                                                                            ----

  I.General1
    -------
       Issuer1
       Business1
       Financing2

  II.Purchase of Shares2
     ------------------
       Capitalization2
       Securities to be Purchased by Founders and Additional Investors5
       Ownership7
       Closing Conditions8

  III.Rights, Designations and Preferences of Convertible Preferred Stock to be
      -------------------------------------------------------------------------
  Set Forth in the Charter.10
  ------------------------
       Ranking10
       Liquidation Preference11
       Dividend Rate and Payment Dates12
       Voting Rights14
       Rights of Holders of Convertible Preferred Stock Following the IPO14 Convertible Preferred Stock Directors15
       Series B Common Directors16
       Special Convertible Preferred Stock Voting Rights17
       Anti-Dilution Rights18

  IV. Registration Rights Agreement18
      -----------------------------

  V.Management.21
    ----------
       Governance21
       Content Provider Agreements23
       Special Directors Approval Right24
       Revised Business  Plan and Budgets25
       Initial Board25
       Additional Strategic Investors26

  VI.Stockholders Agreement Matters.26
     ------------------------------
       TCI Call26
       KPCB Put27
       Cable Put29
       Consideration Payable in Respect of TCI Call or KPCB Put30 Transfer Restrictions31
       Deemed Transfer32
       Conversion Restrictions34
       Right of First Offer35
       Special Right of First Offer Procedure Following an IPO36
       Rights of Transferee37
       Tag-Along Right38
       Drag-Along Right38

       Pre-Emptive Rights39
       Determination of  Fair Market Value39
       Eligible Stockholder40
       Permanent CEO41
       Series A Director Designees41
       Unanimous and Supermajority Provisions41
       By-Laws of @Home42
       Termination of Certain Put and Call Rights42
       Amendment to Stockholders Agreement Following @Home IPO42
       Termination of Stockholders Agreement45

  VII.Master Distribution Agreement46
      -----------------------------
       Definitions46
       Creation of  Master Roll-Out Schedule53
       Execution of Local Cable Operator  Distribution Agreements54
       Budgets54
       Cable Parent Exclusivity Provisions55
       Comcast Non-Exclusivity Provisions61
       @Home Exclusivity Provisions63
       Non-Performance of TCI64
       Most Favored Nations  Provisions64
       Change of Control of TCI66
       Changes in Master Roll-Out Schedule66
       Local Content Programming66
       @Home Programming67
       Execution of Promotional Agreements and Exercise of Cable Parent
        Exclusion Right67
       Execution of .Com Agreements  and Exercise of Cable Parent  Access
        Blocking Right70
       Content Tag-Along Right72
       Parent Undertaking73
       Other Services74

  VIII.Terms of LCO Agreements75
       -----------------------
       A.Roll-Out of the @Home Services75
            Operator Territory75
            @Home Roll Out Commitment:75
            Failure by @Home to Roll-Out76
            Operator Roll-Out Commitment77
            Failure by Operator to Roll-Out77
            Extensions of Time78
            Sole Remedies78
            Testing78
            Commencement of Services78
            Ownership and Maintenance79
            Performance Standards80
       B.Marketing; Customer Service.80
            Marketing80
            Branding80
            Home Page80

            National/Local Content81
            Customer Service81
       C.Compensation and Billing.81
            Allocation of Billing  Responsibility81
            Pricing82
            Compensation82
            Monthly Payment Procedures85
            Ancillary Services86
            Taxes86
       D.Miscellaneous.86
            Regulatory86
            Confidentiality87
            Indemnification87
            Force Majeure87
            Condemnation87
            Term88
            Termination88
            Representations89

  IX.General89
     -------
       Reasonable Commercial Efforts89



                            Index of Defined Terms

  .Com Agreement47
  .Com Committee24
  @Home1, 1
  @Home Exclusivity Provisions63
  @Home Facilities46
  @Home First Page46
  @Home Network46
  @Home Repurchase Right61
  @Home Services2
  @Home Specified Remedy46
  @Work Service Revenues85
  Actual Budget25
  Additional Benefit73
  Additional Investors6
  Additional Shares6
  affiliate22
  Affiliated Operator46
  against27, 28
  all commercially reasonable efforts89
  Alternative Arrangement74
  Ancillary Services Arrangements86
  Attributable Interest40
  backbone1, 2

  Base Homes Passed34
  Basic Service Revenue Split82
  Basic Service Revenues83
  Board12
  BUI Button48
  button68
  cable80
  Cable Parent6
  Cable Parent Access Block Right47
  Cable Parent Exclusion Right47
  Cable Parent Exclusivity Provisions60
  Cable Partner6
  Cable Partners6
  Cable Put29
  Cable System Upgrade47
  Call Notice26
  CCI7
  CEI7
  Change of Control of a Stockholder32
  Charter3
  Closing6
  Closing Date6
  Comcast7
  Comcast Cable6
  Comcast Non-Exclusive Right61
  Comcast Sub5
  Commencement Date47
  Commission28
  Common Stock3
  Competitor Exclusion69
  Confidential Information87
  Consumer Purpose56
  Content Provider Group68
  control56
  Control 7
  Control Acquisition58
  Control Restricted Assets58
  controlled56
  Controlled Affiliate7
  controlling56
  Controlling Interest38
  conversion ratio18
  Conversion Shares18
  Convertible Preferred Stock4
  Cox Sub6
  Deemed Transfer32
  DGCL3
  Discretionary Access Exclusion71
  Discretionary Exclusion69
  Eligible Cable Parent64

  Eligible Stockholder40
  Equivalent Shares20
  Exclusion Limit69
  Exclusive Homes Passed33
  Exclusive Stockholder38
  Execution Date26
  Exempt Acquisition58
  Exempt Offering37
  Exempt Restricted Assets58
  Fair Market Value39
  First Determination Date64
  Force Majeure Event87
  Founders1
  front line4
  High C50
  High C Performance Ratio50
  holdback20
  Homes Passed47
  HSN69
  Initiating Holders19
  Interim Financing10
  Internet Backbone48
  Internet Backbone Service48
  Internet Service48
  IP48
  IPO2
  IPO Election28
  IPO Election Notice28
  Junior Stock11
  KPCB1
  KPCB Affiliates1
  KPCB Constituents27
  KPCB Original Amount27
  KPCB Put28, 29
  KPCB Put Notice27
  LCO Agreement54
  Liquidation Price12
  Local Area48
  Local Content48
  Local Service48
  Management Pool Shares7
  Management Stock PlanA-2
  Master Roll-Out Schedule53
  MFN64
  Minimum Demand Shares20
  Minimum Exclusive Homes Passed34
  Monthly Payments82
  most favored nation64
  Most Favored Nations Provisions73
  MSN23

  National Area49
  Net Price37
  Network Upgrade49
  Non-Control Acquisition56
  Non-Pro Rata Roll-Out Budget49
  Offer Price59
  Offered Homes Passed49
  Offeree72
  Offeror72
  Operator49
  Operator Facilities50
  Operator Territory75
  Original Amount6
  Original Initiating Holder19
  outside directors24
  Parent7
  Parents7
  Parity Stock11
  Participating Dividend12
  Performance Default50
  Planning Period49
  Point of Demarcation50
  Preferred Dividend12
  Preferred Stock4
  Preferred Stock Directors16
  Premium Service Revenue Split83
  Premium Service Revenues83
  Pro Rata Roll-Out Budget50
  Projected Budgets25
  Projected Commencement Date51
  Promotional Agreement51
  Proportionate Transferred Shares34
  Qualified Spin Off Transaction32
  Qualifying Offered Homes Passed51
  Qualifying System51
  rate card24
  reasonable best efforts45
  reasonable commercial efforts89
  Related Party21
  Related Party Transaction22
  Related Party Vote43
  Residential Subscriber51
  Restricted Assets59
  Restricted Business56
  Restricted Period52
  Revenue Splits84
  Roll-Out Budget52
  Roll-Out Schedule75
  Securities Act18
  Senior Stock11

  Series A Director15
  Series A Preferred Stock3
  Series B Common Directors16
  Series B Exchange35
  Series K Director15
  Series K Preferred Stock2
  Series T Directors15
  Series T Preferred Stock3
  shelf registration20
  Special Directors16
  Special KPCB Put28
  Special Voting Stock10
  Specifications and Standards52
  Specified Brand68
  Specified Promotions68
  Stockholder7
  Stockholder Group7
  Stockholders Agreement26
  Style Guidelines81
  Subject Shares61
  Subject Shares Purchase Price61
  Subsequent Determination Date64
  Supermajority Approval10
  Supermajority VoteA-1
  TBS68
  TCI1
  TCI Call26, 29
  TCI Change of Control52
  TCI Exchange4
  TCI Services6
  TCI Sub1
  TCIC6
  templates1
  Term88
  theme80
  Total Shares34
  Trademark License Agreement80
  Transfer31
  Transfer Restrictions7, 27
  Triggering Cable Parent64
  Unaffiliated Third Party65
  Upgraded Network Portion49
  Upgraded System47
  video barker1

Work @Home84